                                                                   Exhibit 10.15


                               THE FLATLEY COMPANY


                        STANDARD FORM OF COMMERCIAL LEASE



                            SUBMISSION NOT AN OPTION

EMPLOYEES OR AGENTS OF LANDLORD HAVE NO AUTHORITY TO MAKE OR AGREE TO MAKE A LEASE OR ANY OTHER AGREEMENT IN CONNECTION HEREWITH. THE SUBMISSION OF THIS LEASE FOR EXAMINATION AND NEGOTIATION DOES NOT CONSTITUTE AN OFFER TO LEASE, A RESERVATION OF, OR OPTION FOR THE PREMISES AND SHALL VEST NO RIGHT IN ANY PARTY. TENANT OR ANYONE CLAIMING UNDER OR THROUGH TENANT SHALL HAVE THE RIGHTS TO THE PREMISES AS SET FORTH HEREIN AND THIS LEASE BECOMES EFFECTIVE AS A LEASE ONLY UPON EXECUTION, ACKNOWLEDGMENT AND DELIVERY THEREOF BY LANDLORD AND TENANT, REGARDLESS OF ANY WRITTEN OR VERBAL REPRESENTATION OF ANY AGENT, MANAGER OR EMPLOYEE OF LANDLORD TO THE CONTRARY.

                                TABLE OF CONTENTS

SECTION                                                           PAGE

ARTICLE I              SUMMARY OF BASIC LEASE PROVISIONS           2

SECTION 1.1   INTRODUCTION                                         2
SECTION 1.2   BASIC DATA                                           2
SECTION 1.3   ENUMERATION OF EXHIBITS                              5

ARTICLE II             DESCRIPTION OF PREMISES AND APPURTENANT
                       RIGHTS                                      5

SECTION 2.1   LOCATION OF PREMISES                                 5
SECTION 2.2   APPURTENANT RIGHTS AND RESERVATIONS                  6

ARTICLE III            TERM OF LEASE: CONDITION OF PREMISES        7

SECTION 3.1   TERM OF LEASE                                        7
SECTION 3.2   CONDITION OF PREMISES                                7
SECTION 3.3   OPTION TO EXTEND                                     10
SECTION 3.4   DETERMINATION OF MARKET RENT                         10

ARTICLE IV             RENT                                        11
SECTION 4.1   RENT PAYMENTS                                        11
SECTION 4.2   REAL ESTATE TAX                                      13
SECTION 4.3   TENANT'S SHARE OF OPERATING COSTS                    14

ARTICLE V              USE OF PREMISES                             19

SECTION 5.1   PERMITTED USE                                        19
SECTION 5.2   COMPLIANCE WITH LAWS                                 19
SECTION 5.3   INSURANCE RISKS                                      20
SECTION 5.4   ELECTRICAL EQUIPMENT                                 20
SECTION 5.5   TENANT'S OPERATIONAL COVENANTS                       21
SECTION 5.6   SIGNS, BLINDS and DRAPES                             22
SECTION 5.7   HAZARDOUS MATERIALS                                  22

ARTICLE VI             INSTALLATIONS, ALTERATIONS, AND ADDITIONS   23

SECTION 6.1   INSTALLATIONS, ALTERATIONS, AND ADDITIONS            23

ARTICLE VII   ASSIGNMENT AND SUBLETTING                            24
SECTION 7.1   PROHIBITION                                          24
SECTION 7.2   ACCEPTANCE OF RENT FROM TRANSFEREE                   27

ARTICLE VIII  REPAIRS AND MAINTENANCE                              27

SECTION 8.1   TENANT OBLIGATIONS                                   27
SECTION 8.2   LANDLORD OBLIGATIONS                                 27

ARTICLE IX             UTILITIES                                   28

SECTION 9.1   UTILITIES                                            28
SECTION 9.2   CAUSES BEYOND CONTROL OF THE PARTIES                 29
SECTION 9.3   SEPARATELY METERED UTILITIES                         29

ARTICLE X              INDEMNITY                                   29

SECTION 10.1  (a) TENANT'S INDEMNITY                               29
              (b) LANDLORD'S INDEMNITY                             30
SECTION 10.2  THE TENANT'S RISK                                    31
SECTION 10.3  INJURY CAUSED BY THIRD PARTIES                       31
SECTION 10.4  SECURITY                                             31

ARTICLE XI             INSURANCE                                   31

SECTION 11.1  INSURANCE OBLIGATIONS                                31
SECTION 11.2  CONSTRUCTION PERIOD INSURANCE                        32
SECTION 11.3  WAIVER OF SUBROGATION                                32
SECTION 11.4  LANDLORD'S INSURANCE OBLIGATIONS                     33

ARTICLE XII   CASUALTY                                             33

SECTION 12.1  DEFINITION OF "SUBSTANTIAL DAMAGE" AND
              "PARTIAL DAMAGE"                                     33
SECTION 12.2  PARTIAL DAMAGE TO THE BUILDING                       33
SECTION 12.3  SUBSTANTIAL DAMAGE TO THE BUILDING                   33
SECTION 12.4  ABATEMENT OF RENT                                    34
SECTION 12.5  MISCELLANEOUS                                        34

ARTICLE XIII  EMINENT DOMAIN                                       35
SECTION 13.1  RIGHTS OF TERMINATION FOR TAKING                     35
SECTION 13.2  PAYMENT OF AWARD                                     35

SECTION 13.3  ABATEMENT OF RENT                                    36
SECTION 13.4  MISCELLANEOUS                                        36

ARTICLE XIV   TENANT'S DEFAULT                                     36

SECTION 14.1  TENANT'S DEFAULT                                     36

ARTICLE XV    THE LANDLORD'S ACCESS TO PREMISES                    41

SECTION 15.1  THE LANDLORD'S RIGHT OF ACCESS                       41

ARTICLE XVI   LANDLORD'S MORTGAGES                                 41

SECTION 16.1  SUBORDINATION                                        41
SECTION 16.2  MODIFICATIONS                                        41

ARTICLE XVII  MISCELLANEOUS PROVISIONS                             42

SECTION 17.1  CAPTIONS                                             42
SECTION 17.2  BROKERAGE                                            42
SECTION 17.3  HOLDOVER                                             42
SECTION 17.4  COUNTERPARTS                                         43
SECTION 17.5  CONSTRUCTION AND GRAMMATICAL USAGE                   43
SECTION 17.6  ENFORCEMENT EXPENSES                                 43
SECTION 17.7  NO SURRENDER                                         43
SECTION 17.8  COVENANT OF QUIET ENJOYMENT                          43
SECTION 17.9  NO PERSONAL LIABILITY OF THE LANDLORD                44
SECTION 17.10 NOTICES                                              44
SECTION 17.11 FINANCIAL INFORMATION                                44
SECTION 17.12 RULES AND REGULATIONS                                44
SECTION 17.13 RIGHT TO MOVE                                        44
SECTION 17.14 ESTOPPEL CERTIFICATES                                45
SECTION 17.15 SECURITY DEPOSIT                                     46
SECTION 17.16 SIGNAGE                                              46
SECTION 17.17 SELF-HELP                                            46
SECTION 17.18 LANDLORD'S TITLE WARRANTIES                          47
SECTION 17.19 RECORDING                                            47
SECTION 17.20 WHEN LEASE BECOMES BINDING                           47
SECTION 17.21 MISCELLANEOUS                                        48
SECTION 17.22 ENTIRE AGREEMENT                                     48

EXHIBIT A:    Plan showing the Premises                            50

EXHIBIT B:    Tenant's Construction Option                         51
EXHIBIT B:    Landlord's Work                                      52
EXHIBIT C-1:  Phase I Premises Term Commencement Date Agreement    55
EXHIBIT C-2:  Phase II Premises Term Commencement Date Agreement   57
EXHIBIT D:    Rules and Regulations                                59
EXHIBIT E:    Letter of Credit                                     62

                                      LEASE

        This instrument is an indenture of lease by and between Thomas J. Flatley d/b/a The Flatley Company ("Landlord") and Giganet, Inc. ("Tenant").

        The parties to this instrument hereby agree with each other as follows:

                                    ARTICLE I
                        SUMMARY OF BASIC LEASE PROVISIONS

1.1     INTRODUCTION

        As further supplemented in the balance of this instrument and its Exhibits, the following sets forth the basic terms of this Lease, and, where appropriate, constitutes definitions of certain terms used in this Lease.

1.2     BASIC DATA

Date:                               August 16, 2001

Landlord:                           Thomas J. Flatley d/b/a The Flatley Company


Present Mailing Address
of Landlord:                        50 Braintree Hill Office Park
                                    Braintree, MA 02184
                                    Attn: Commercial/Industrial Division

Payment Address:                    P.O. Box 850168
                                    Braintree, MA 02185-0168

Tenant:                             Giganet, Inc.

Mailing Address of
Tenant:                             Until the Phase I Premises Term
                                    Commencement Date:
                                    2352 Main Street
                                    Concord, MA 01742

                                    After the Phase I Premises Term
                                    Commencement Date:
                                    Bolton Office Park
                                    580 Main Street, Bolton, MA 01740

Billing Address:                    Giganet, Inc.
                                    Bolton Office Park
                                    580 Main Street, Bolton, MA 01740

Premises:                           Suite Number 110 consisting of approximately
                                    13,587 square feet of space located on the first (1st) floor and Suite Number 210 consisting of approximately 21,500 feet of space located on the second (2nd) floor (the
                                    "Phase I Premises"), and Suite Number 002 consisting of approximately 7,600 square feet of space located on the lower level and the remaining portion of Suite Number 110 consisting of approximately 7,913 square feet of space located on the first (1st) floor (the "Phase II Premises), for a total of approximately 50,600 square feet of space located at Bolton Office Park, 580 Main
                                    Street, Bolton, MA 01740, or such lesser portion as has been delivered to Tenant from time to time.

Lease Term for
Phase I Premises:                   Five years (plus the partial calendar month
                                    immediately following the Phase I Premises
                                    Term Commencement Date (as defined below) if the Phase I Premises Term Commencement Date does not fall on the first day of a month).

Lease Term for
Phase II Premises:                  From the Phase II Premises Term Commencement
                                    Date to the expiration date of the Lease
                                    Term for the Phase I Premises.


Extension Period:                   One (1) five (5) year Option to Extend the
                                    term of the Lease in accordance with the terms of Section 3.3 of this Lease.

Phase I Premises
Term Commencement Date :            Shall mean the Phase I Premises Rent
                                    Commencement Date as determined in Section
                                    3.2.


Phase II Premises

Term Commencement Date:             Shall be the earlier to occur of (i) the
                                    date Tenant takes occupancy of the Phase II
                                    Premises or (ii) February 1, 2001.

Base Rent for the Phase I
Premises:                           During the first (1st) lease year continuing
                                    through and including the fifth (5th) lease year, at the rate of $736,827.00 per annum
                                    ($61,402.25 per month).

Base Rent for the Phase II
Premises:                           During the first (1st) lease year continuing
                                    through and including the fifth (5th) lease year, at the rate of $325,773.00 per annum
                                    ($27,147.75 per month).

Rent Commencement Date for the
the Phase I Premises:               As defined in Section 3.2.

Rent Commencement Date for the
Phase II Premises:                  Phase II Premises Term Commencement Date.


Permitted Use:                      General business office, electronics
                                    laboratory, and ancillary uses and for no other purpose or purposes.

Tenant's Proportionate Share
as of the Phase I Premises Term
Commencement Date:                  shall be based on the fraction:


Rentable Square Footage of TENANT's Premises           35,087
Aggregate of All the Rentable Square Footage          104,400

(whether or not rented or improved within the entire Building)


Tenant's Proportionate Share
as of the Phase II Premises Term
Commencement Date:                  shall be based on the fraction:

Rentable Square Footage of TENANT's Premises           15,513
Aggregate of All the Rentable Square Footage          104,400

(whether or not rented or improved within the entire Building)

                                    References in this Lease to "Tenant's
                                    Proportionate Share" and Tenant's
                                    obligations to make payments in accordance with Tenant's Proportionate Share shall at all times refer to Tenant's Proportionate Share as of the Phase I Premises Term Commencement Date or Tenant's Proportionate Share as of the Phase II Premises Term Commencement Date, as the case may be.

Operating Expenses:                 All Operating Costs (as defined in Section
                                    4.3) for the Building and Lot.

Real Estate Taxes:                  All Real Estate Taxes (as defined in Section
                                    4.2) for the Building and Lot for the Town of Bolton.

Tenant's Insurance
Requirements:                       Public Liability: ONE MILLION AND 00/100
                                    ($1,000,000.00) Dollars for injury to one person, ONE MILLION AND 00/100
                                    ($1,000,000.00) Dollars for injury to more than one person, per incident.

                                    Property Damage: ONE MILLION AND 00/100
                                    ($1,000,000.00) Dollars per incident.

1.3                                 ENUMERATION OF EXHIBITS

Exhibit A:                          Plan showing the Premises

Exhibit B:                          Description of Landlord's Work

Exhibit C-1:                        Phase I Premises Term Commencement Date
                                    Agreement

Exhibit C-2:                        Phase II Premises Term Commencement Date
                                    Agreement

Exhibit D:                          Rules and Regulations

Exhibit E:                          Letter of Credit

                                   ARTICLE II
                    DESCRIPTION OF PREMISES AND APPURTENANT
                                     RIGHTS

2.1     LOCATION OF PREMISES

        Landlord hereby leases to Tenant, and Tenant hereby accepts from Landlord, the premises (the "Premises") described as Suite Number 110 consisting of approximately 13,587 square feet of space located on the first (1st) floor and Suite Number 210 consisting of approximately 21,500 square feet of space located on the second (2nd) floor (the "Phase I Premises") and Suite Number 002 consisting of approximately 7,600 square feet of space located on the lower level and the remaining portion of Suite Number 110 consisting of approximately 7,913 square feet of space located on the first (1st) floor (the "Phase II Premises") for a total of approximately 50,600 square feet of space located at in Landlord's building (the "Building") located at Bolton Office Park, 580 Main Street, Bolton, MA 01740, as identified on Exhibit A. Nothing in Exhibit A shall be treated as a representation that the Premises or the Building shall be precisely of the area, dimensions, or shapes as shown, it being the intention of the parties only to show diagrammatically, rather than precisely, on Exhibit A the layout of the Premises and the Building.

2.2     APPURTENANT RIGHTS AND RESERVATIONS

        Tenant shall have, as appurtenant to the Premises, rights to use in common with others entitled thereto the common facilities included in the Building or the land on which the Building is located (the "Lot"), including, but not limited to, common walkways, driveways, lobbies, hallways, ramps, stairways and elevators, necessary for access to said Premises and lavatories nearest thereto (the "Common Areas"). Such rights shall always be subject to reasonable rules and regulations from time to time established by Landlord pursuant to Section 5.1, and to the right of Landlord to designate and to change from time to time the areas and facilities so to be used, provided that such changes do not unreasonably interfere with Tenant's access to or use of the Premises, including the parking lot serving the Premises, for the Permitted Use.

        Not included in the Premises are the roof or ceiling, the floor and all perimeter walls of the space identified in Exhibit A, except the inner surfaces thereof and the perimeter doors and windows. Landlord reserves the right to install, use, maintain, repair and replace in the Premises (but in such manner as to minimize interference with Tenant's use of or access to the Premises) utility lines, shafts, pipes, and the like, in, over and upon the Premises, provided that the same are located above the dropped ceiling (or, if there is no dropped ceiling, then within three (3) feet of the roof deck), below the floor surfaces or tight against demising walls or columns. Landlord agrees to repair any damage to the Premises caused by the installation of any such items. Such utility lines, shafts, pipes and the like shall not be deemed part of the Premises under this Lease. Landlord also reserves the right to alter or relocate any common facility and to change the lines of the Lot provided that such alteration or relocation does not materially interfere with Tenant's use of or access to the Premises or use of the parking lot serving the Premises.

        Landlord shall maintain up to a minimum of two hundred (200) parking spaces for Tenant's use throughout the Lease Term of the Phase I Premises, which spaces may be provided in common with other tenants and occupants in the Building from time to time on a first-come, first-serve basis. The number of Tenant's parking spaces shall be calculated on the basis of four (4) spaces per one thousand square feet of Premises rentable square footage. Tenant's agents, employees, representatives and visitors shall have the non-exclusive right to use, in common with others, any of the non-reserved parking spaces located at the front of the Building.



                                   ARTICLE III
                      TERM OF LEASE: CONDITION OF PREMISES

3.1     TERM OF LEASE

        The term of this Lease shall be the period specified in Section 1.2 hereof as the "Lease Term for the Phase I Premises" commencing upon the Phase I Premises Term Commencement Date specified in Section 1.2, the "Lease Term for the Phase II Premises" commencing upon the Phase II Premises Term Commencement Date specified in Section 1.2. Promptly upon the determination of the dates constituting the Phase I Premises Term Commencement Date and the Phase II Premises Term Commencement Date, the parties hereto shall enter into a term commencement date agreement substantially in the form of Exhibit C-1 and Exhibit C-2 attached hereto and made a part hereof.

3.2     CONDITION OF PREMISES

        A. Plan Preparation and Approval. Tenant shall be responsible for the preparation of a full and complete set of biddable plans and specifications for the Phase I Premises. Tenant shall deliver said plans to Landlord on or before August 28, 2000. On or before September 5, 2000, Tenant shall deliver to Landlord a full and complete set of final permit plans and specifications for the Phase I Premises.

        B. Performance of Work by Tenant. Landlord shall obtain bids for the cost of completing the Landlord's Work (the "Bids"). If Tenant objects to the amount of all of the Bids, then Tenant may, by giving written notice to Landlord within five (5) days of Tenant"s receipt of the Bids, elect to perform the Landlord's Work ("Tenant"s Construction Option"). If Tenant exercises Tenant's Construction Option, the "Rent Commencement Date" shall be the earliest of (i) the date as specified in Landlord's construction schedule, which construction schedule shall reflect Landlord's good faith estimate of the time necessary to complete the work set forth in Tenant's plans, or (ii) the first date on which Tenant's personnel occupy all or any part of the Premises for the conduct of its business (as opposed to installation and testing of furniture and equipment and performance of Tenant's Work). Failure to respond within five

(5) business days of submittal of the Bids shall be deemed to be a waiver by Tenant of Tenant's Construction Option.

        C. Performance of Work by Landlord. If Tenant does not exercise Tenant's Construction Option, the "Rent Commencement Date" shall be the earliest of (i) the date on which the Landlord's Work is substantially complete, or (ii) the first day on which Tenant's personnel occupy all or any part of the Premises for the conduct of its business (as opposed to installation and testing of furniture and equipment and performance of Tenant's Work). Landlord agrees to use commercially reasonable efforts to substantially complete Landlord's Work on or before October 15, 2000.

        D. Tenant's Delay. If Tenant (i) fails to provide plans in the time allotted, (ii) fails or omits to supply additional information which may be requested for the preparation of the Bid Plans or the performance of Landlord's Work, or fails to approve requests for change orders or in giving authorizations or materially interferes with the performance of Landlord's Work in the performance of Tenant's Work, or (iii) changes the scope of Landlord's Work or requests change orders which, because of the process for approval therefor or the additional time to perform the work or obtain the materials, delay the preparation of the Bid Plans or the performance of Landlord's Work and Landlord gives Tenant written notice of such delay (i), (ii), and (iii) collectively being referred to as "Tenant Delays"), then the Rent Commencement Date shall be deemed to have occurred as of the Rent Commencement Date would have occurred in accordance with the terms hereof, but for such Tenant Delays, even if Premises are not, in fact, actually ready for Tenant's occupancy.

        Landlord agrees to give Tenant notice of any anticipated Tenant Delays (increased costs) as soon as reasonably practicable and shall give Tenant its good faith estimate of the estimated net increase in time and cost which would result from the change. Tenant shall have the right to withdraw the change order if Tenant does not accept the impact of the delay or price increase, provided that Tenant shall nonetheless be responsible for any increase in time and cost which results from the request for such change.

        (E) The following terms and conditions shall be applicable in the event Tenant elects Landlord to perform the Landlord's Work:

        (i) Landlord shall Substantially Complete the Premises and the prepare same for occupancy by Tenant in accordance with Landlord's Work as set forth in Exhibit "B" attached hereto. "Substantially Complete" shall mean that Landlord has completed the work set forth in Exhibit B in accordance with all applicable laws, codes, ordinances, rules and regulations and in a good and workmanlike manner, to the extent that only minor details of construction (so-called "punch list" items) and minor mechanical adjustments remain to be done in the Premises and Landlord has obtained a Certificate of Occupancy from the town of Bolton, Massachusetts. If Landlord's Work is not performed as herein required, or if such

Work or the Building is not compliance with all laws, codes or other regulations, Landlord shall perform the necessary remedial work at its sole cost and expense. If Landlord is delayed in the performance of this work because of strikes, labor difficulties, inability to obtain materials, fire, governmental regulations, or any other circumstances beyond its control, then such schedule of completion, will be postponed for a period of time equal to the delay thus incurred. Failure on the part of Landlord to provide occupancy as herein described shall not constitute a breach or default on the part of Landlord under this Lease or give rise to any claims of damage or expenses of any kind against Landlord by Tenant, either direct or consequential. In the event Tenant is unable to occupy the Phase I Premises on the Phase I Premises Term Commencement Date or the Phase II Premises on the Phase II Premises Term Commencement Date because of Landlord but not Tenant, Landlord shall adjust such term commencement dates and the expiration dates of such terms to reflect the date of Tenant's later occupancy. Landlord shall not adjust the Rent, such term commencement date or the expiration dates of such terms in the event such delay of Landlord's work is caused by Tenant. Landlord shall complete as soon as conditions permit, but in no event later than thirty (30) days after Tenant's occupancy, all punch list" items and Tenant shall afford Landlord access to the Premises for such purposes.

        Notwithstanding the foregoing, if Tenant's personnel shall occupy all or any part of the Premises for the conduct of its business prior to the Phase I Premises Term Commencement Date or the Phase II Premises Term Commencement Date, as the case may be, as determined pursuant to the preceding paragraph, such date of occupancy shall, for all intents and purposes of this Lease, be the Phase I Premises Term Commencement Date or the Phase II Premises Term Commencement Date, as the case may be.

        (F) The following terms and conditions shall be applicable in the event Tenant exercises Tenant's Construction Option:

        (i) Tenant shall prepare the Phase I Premises and Phase II Premises for occupancy in accordance with Tenant's work as set forth in Exhibit B attached hereto and made a part hereof. Tenant's work and the construction thereof shall be subject to the supervision and direction of Landlord's Project Manager and to the normal rules and regulations of the Building. Tenant shall cause Tenant's Work to be constructed in a good and workmanlike manner, in accordance with the Plans approved by Landlord and as otherwise required pursuant to the provisions of this Lease. Tenant shall be responsible to assure Tenant's Work conforms with all applicable local, state and federal laws and regulations. The cost of Tenant's Work (including, but not limited to, the cost of the Plans, permits, fees, labor and materials) shall be the sole responsibility of Tenant. Landlord shall not have any obligation to prepare the Premises for Tenant's occupancy.

        Notwithstanding the foregoing, if Tenant's personnel shall occupy all or any part of the Phase I Premises or the Phase II Premises for the conduct of its business prior to the Phase I Premises Term Commencement Date or the Phase II Term Commencement Date, as the case may be, as determined pursuant to the preceding paragraph, such date of occupancy shall, for all intents and purposes of this Lease, be the Phase I Premises or the Phase II Premises for the conduct of its business prior to the Phase I Premises Term Commencement Date or the Phase II Term Commencement Date, as the case may be.

        (ii) Landlord shall pay Tenant an inducement payment in the amount of $10.00 per rentable square foot of the Premises (i.e. $506,000.00, i.e., $10.00 x 50,600) (the Lease Inducement Payment"). The Lease Inducement Payment shall be paid provided there is no Event of Default outstanding under this Lease (and if any such Event of Default is subsequently cured, any amount unpaid on account of such Event of Default shall be paid) in three equal installments as follows: ONE HUNDRED SIXTY-EIGHT THOUSAND SIX HUNDRED SIXTY-SIX AND 67/100 ($168,666.67) Dollars due and payable to Tenant thirty (30) days of the commencement date of Landlord's Work, (ii) ONE HUNDRED SIXTY-EIGHT THOUSAND SIX HUNDRED SIXTY-SIX AND 67/100 ($168,666.67) Dollars due and payable to Tenant upon Substantial Completion of Landlord's Work and (iii) ONE HUNDRED SIXTY-EIGHT THOUSAND SIX HUNDRED SIXTY-SIX AND 67/100 ($168,666.67) Dollars due and payable to Tenant thirty (30) days after the Rent Commencement Date.

        G. Landlord agrees during the construction period to upgrade the carpet in the lower level hallway and restrooms using The Flatley Company building standard finishes.

        H. Tenant shall have the right during the construction period to install a scissor lift at a location to be mutually agreed upon by Landlord and Tenant.

3.3     OPTION TO EXTEND

        Provided that (i) Tenant has not assigned the Lease (except for Permitted Transfers and assignees approved by Landlord), and (ii) the Premises are not then subject to a sublease (except for Permitted Transfers) (whether the term of the sublease has commenced or is to be commenced thereafter) and Tenant will not be exercising the rights hereinafter set forth with the intent of assigning the Lease or subleasing any portion of the Premises, then Tenant has the right to extend the Lease Term for the Phase I Premises and the Lease Term for the Phase II Premises for one (1) five (5) year period ("Extension Period") at a Base Rent equal to the then Current Market Rent (as hereinafter defined), and otherwise on the same terms and conditions as this Lease, except that there shall be no further rights to extend either the Phase I Premises Lease Term or the Phase II Premises Lease Term. Tenant shall exercise this option by written notice to Landlord not more than twelve (12) months nor less than nine (9) months before the expiration of the Phase I Premises Lease Term. Tenant's exercise of this option shall be effective only if, at the time of notice and upon the effective date of the Extension Period, there is no Event of Default.

Thereupon, this Lease shall be deemed extended for an additional period of five
(5) years, upon all of the same terms and conditions of this Lease and any Amendments made hereto with the exception of the annual rent stipulated hereinabove.

3.4     DETERMINATION OF CURRENT MARKET RENT

        The Current Market Rent shall be based on the rent for comparable leases (in terms of length of term (commencing as of the date of the Extension Period) space, the then condition of the Premises and other relevant factors) for comparable space for the Route 495 West corridor. The factors shall include, without limitation, rent, leasing concessions, construction allowances, rent abatements and other financial terms and inducements prevalent in the market at that time in order to establish a comparable net effective base rent. Landlord shall deliver its estimate of Current Market Rent within thirty (30) days after receipt of Tenant's notice to exercise the option pursuant to Section 3.3. Tenant shall have thirty (30) days after receipt of Landlord's notice of the Current Market Rent to notify Landlord that Tenant either (i) rescinds its notice to extend, (ii) accepts the Current Market Rent as proposed by Landlord or (iii) contests the Current Market Rent as proposed by Landlord. Tenant's failure to so notify Landlord within such thirty (30) day period shall be deemed an acceptance of the Current Market Rent set forth in Landlord's notice and a waiver of Tenant's right to contest Landlord's determination of Current Market Rent. If Tenant timely contests Landlord's determination of Current Market Rent, then the parties shall have thirty (30) days after Landlord receives Tenant's notice of contest in accordance herewith in which to attempt to agree on the Current Market Rent. If during said thirty (30) day period, Landlord and Tenant shall agree on the Current Market Rent, Landlord and Tenant shall execute an amendment to this Lease setting forth the Rent for the Extension Period.

        If the parties are unable to agree on the Current Market Rent within the thirty (30) day period, then, within ten (10) days after the expiration of that period, each party, at its cost and by giving written notice to the other party, shall appoint a qualified M.A.I. real estate appraiser with at least five (5) years' full-time commercial appraisal experience in the Boston area to appraise and set the Current Market Rent for the Premises in accordance with the foregoing criteria. If a party does not appoint such an appraiser within ten
(10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the Current Market Rent for the Premises. The two appraisers appointed by the parties as stated in this paragraph shall meet promptly and attempt to establish the Current Market Rent for the Premises in accordance with the foregoing criteria. If they are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to elect a third appraiser meeting the qualifications stated in this paragraph within ten (10) days after the last day the two appraisers are given to set the Current Market Rent. If they are unable to agree on the third appraiser, either party can appeal to the then president of the Greater Boston Real Estate Board for the selection of a third appraiser who meets the qualifications stated in this paragraph. Each of the parties shall bear one-half (2) of the cost of appointing and paying the fee of the third appraiser. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

        Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall set the Current Market Rent for the Premises. If a majority of the appraisers are unable to set the Current Market Rent within the stipulated period of time, the three appraisal figures from each appraiser shall be added together and their total divided by three; the resulting quotient shall be the Current Market Rent for the Premises.

        If, however, the low appraisal and/or the high appraisal are more than ten (10%) percent lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals shall be added together and their total divided into two; the resulting quotient shall be the Current Market Rent for the Premises. If both the low appraisal and the high appraisal are disregarded as stated in this paragraph, the middle appraisal shall be the Current Market Rent of the Premises and Landlord and Tenant shall execute an amendment to this Lease setting forth the Rent for the Extension Period.

                                   ARTICLE IV
                                      RENT

4.1     RENT PAYMENTS

        The Base Rent (at the rates specified in Section 1.2 hereof) and the additional rent or other charges payable pursuant to this Lease (collectively the "Rent") shall be payable by Tenant to Landlord at the Payment Address or such other place as Landlord may from time to time designate by notice to Tenant without any demand whatsoever except as otherwise specifically provided in this Lease and without any counterclaim, offset or deduction whatsoever.

        (a) Commencing on the Phase I Premises Rent Commencement Date, Base Rent for the Phase I Premises and the monthly installments of Tenant's Proportionate Share of the Real Estate Taxes and Tenant's Proportionate Share of Operating Expenses shall be payable in advance on the first day of each and every calendar month during the term of this Lease. If the Phase I Premises Rent Commencement Date falls on a day other than the first day of a calendar month, the first payment which Tenant shall make shall be made on the Phase I Premises Rent Commencement Date and shall be equal to a proportionate part of such monthly Rent for the partial month from the Phase I Premises Rent Commencement Date to the first day of the succeeding calendar month, and the monthly Rent for such succeeding calendar month.

        Commencing on the Phase II Premises Rent Commencement Date, Base Rent for the Phase II Premises and the monthly installments of Tenant's Proportionate Share of the Real Estate Taxes and Tenant's Proportionate Share of Operating Expenses shall be payable in advance on the first day of each and every calendar month during the term of this Lease. If the Phase II Premises Rent Commencement Date falls on a day other than the first day of a calendar month, the first payment which Tenant shall make shall be made on the Phase II Premises Rent Commencement Date and shall be equal to a proportionate part of such monthly Rent for the partial month from the Phase II Premises Rent Commencement Date to the first day of the succeeding calendar month, and the monthly Rent for such succeeding calendar month.

        As used in this Lease, the term "lease year" shall mean any twelve (12) month period commencing on the Phase I Premises Term Commencement Date or the Phase II Premises Term Commencement Date, as the case may be; provided, however, if either the Phase I

Premises Term Commencement Date or the Phase II Premises Term Commencement Date, does not fall on the first day of a month, then the term "lease year" shall mean any twelve month period commencing on the first day of the month immediately following such Term Commencement Date, in which event the first lease year shall also include the partial month containing such Term Commencement Date.

        (b) Base Rent and the monthly installments of Tenant's Proportionate Share of the Real Estate Taxes and Tenant's Proportionate Share of Operating Expenses for any partial month shall be paid by Tenant to Landlord at such rate on a pro rata basis. Any other charges payable by Tenant on a monthly basis, as hereinafter provided, shall likewise be prorated.

        (c) Rent not paid within five (5) business days of the date when due shall bear interest at a rate (the "Lease Interest Rate") equal to the lesser of
(i) the so-called prime lending rate of interest charged from time to time by The Wall Street Journal, plus three percent (3%) per annum or (ii) the maximum legally permissible rate, from the due date until paid.

        (d) Rent for the first full month of the Lease Term for the Phase I Premises for which rent is due shall be paid by Tenant upon the execution of this Lease.

        (e) Upon execution of this Lease by Tenant, Tenant shall pay to Landlord, a deposit in the amount of TWO HUNDRED THOUSAND AND 00/100 ($200,000.00) Dollars which shall be held along with the deposit of TWO HUNDRED THOUSAND AND 00/100 ($200,000.00) Dollars, which Landlord acknowledges that it is currently in receipt of, for a total of FOUR HUNDRED THOUSAND AND 00/100 ($400,00.00) Dollars (the "Deposit"), and which Landlord shall apply to the monthly installment of Base Rent for the Phase I Premises commencing on the Phase I Premises Rent Commencement Date through the date the Deposit is fully utilized.

4.2     REAL ESTATE TAX

        (a) The term "Real Estate Taxes" shall mean all taxes and assessments (including without limitation, assessments for public improvements or benefits and water and sewer use charges), and other charges or fees in the nature of taxes for municipal services which at any time during or in respect of the Lease Term for the Phase I Premises may be assessed, levied, confirmed or imposed on or in respect of, or be a lien upon, the Building and the Lot, or any part thereof, or any rent therefrom or any estate, right, or interest therein, or any occupancy, use, or possession of such property or any part thereof, and ad valorem taxes for any personal property of Landlord to the extent used in connection with the Building or Lot. Landlord agrees that Tenant's share of any special assessment shall be determined (whether or not Landlord avails itself of the privilege so to do) as if Landlord had elected to pay the same in installments over the longest period of time permitted by applicable law and Tenant shall be responsible only for those installments (including interest accruing and payable thereon) or parts of installment that are attributable to periods within the Lease Term for the Phase I Premises.

        Should the Commonwealth of Massachusetts, or any political subdivision thereof, or any other governmental authority having jurisdiction over the Building, (1) impose a tax, assessment, charge or fee, which Landlord shall be required to pay, by way of substitution for or as a supplement to such Real Estate Taxes, or (2) impose an income or franchise tax or a tax on rents in substitution for or as a supplement to a tax levied against the Building or the Lot or any part thereof and/or the personal property of Landlord to the extent used in connection with the Building or the Lot or any part thereof, all such taxes, assessments, fees or charges ("Substitute Real Estate Taxes") shall be deemed to constitute Real Estate Taxes hereunder. Real Estate Taxes shall also include, in the year paid, all reasonable fees and costs incurred by Landlord in seeking to obtain a reduction of, or a limit on the increase in, any Real Estate Taxes, regardless of whether any reduction or limitation is obtained. Except as hereinabove provided with regard to Substitute Real Estate Taxes, Real Estate Taxes shall not include any inheritance, estate, succession, transfer, gift, franchise, income or capital stock tax.

        (b) Tenant shall pay to Landlord, as Additional Rent, Tenant's Proportionate Share of the Real Estate Taxes assessed against the Building and Lot during the Lease Term of the Phase I Premises and the Lease Term of the Phase II Premises, as the case may be.

        Commencing on the Phase I Premises Rent Commencement Date and the Phase II Premises Rent Commencement Date, as the case may be, Tenant shall pay monthly, at the time when Rent payments are due hereunder, an amount equal to one-twelfth (1/12th) of the total of annual Real Estate Taxes (as estimated by Landlord) due from Tenant to Landlord pursuant to this Article 4.2(b). Promptly after the determination by any taxing authority of Real Estate Taxes upon the Building and Lot for each tax year, Landlord shall make a determination of the Real Estate Taxes allocated to the Premises, and if the aforesaid payments theretofore made for such tax year by Tenant exceed the Real Estate Taxes allocated to the Premises, such overpayment shall be credited against the payments thereafter to be made by Tenant pursuant to this paragraph; and if the Real Estate Taxes allocated to the Premises for such tax year are greater than such payments theretofore made on account for such tax year, Tenant shall within thirty (30) days of written notice from Landlord make a suitable payment to Landlord. Photocopies of tax bills submitted by Landlord with any such statement shall be conclusive evidence of the amount of Real Estate Taxes charged, assessed or imposed. If said overpayment by Tenant occurs in the last year of the Lease Term for the Phase I Premises or the Lease Term for the Phase II Premises, Landlord shall reimburse Tenant the amount of such overpayment within thirty (30) days of Landlord's determination of such overpayment.

        (c) If any Real Estate Taxes, with respect to which Tenant shall have paid Tenant's Proportionate Share, shall be adjusted to take into account any abatement or refund, Tenant shall be entitled to a credit against rental obligations hereunder, in the amount of Tenant's Proportionate Share of such abatement or refund less Landlord's reasonable costs or expenses, including without limitation reasonable appraiser's and attorneys' fees, of securing such abatement or refund or, if the Lease Term for the Phase I Premises or the Lease Term for the

Phase II Premises has expired and Tenant has no outstanding monetary obligations to Landlord, Landlord shall promptly pay such amount to Tenant. Tenant shall not apply for any real estate tax abatement without the prior written consent of Landlord.

        (d) Tenant shall pay or cause to be paid, prior to delinquency, any and all taxes and assessments levied upon all trade fixtures, inventories and other personal property incorporated into Premises, as provided in Section 6.1.

        (e) Tenant shall not be responsible for any increase in Real Estate Taxes resulting from any particular use of the Building and/or Lot by any other tenant.

4.3     TENANT'S SHARE OF OPERATING COSTS

        (a) Tenant shall pay to Landlord, as Additional Rent, Tenant's Proportionate Share of the Operating Costs during the Lease Term of the Phase I Premises or the Lease Term of the Phase II Premises, as the case may be.

        Commencing upon the Phase I Premises Rent Commencement Date or the Phase II Premises Rent Commencement Date, as the case may be, Tenant shall pay monthly, at the time when Rent payments are due hereunder, an amount equal to one-twelfth (1/12th) of the total annual Operating Costs (as reasonably estimated by Landlord) due from Tenant to Landlord pursuant to Article 4.3 of this Lease. Promptly after the end of each calendar year thereafter, Landlord shall make a determination of Tenant's share of such Operating Costs; and if the aforesaid payments theretofore made for such period by Tenant exceed Tenant's share, such overpayment shall be credited against the payments thereafter to be made by Tenant pursuant to this Paragraph; and if Tenant's share is greater than such payments theretofore made on account for such period, Tenant shall within thirty (30) days of written notice from the Landlord make a suitable payment to Landlord. If said overpayment by Tenant occurs in the last year of the Lease Term for the Phase I Premises or the Lease Term for the Phase II Premises, Landlord shall reimburse Tenant the amount of such overpayment within twenty
(20) days of Landlord's determination of such overpayment

        The initial monthly payment on account of the Operating Costs shall be replaced after Landlord's determination of Tenant's share thereof for the preceding accounting period by a payment which is one-twelfth (1/12th) of Tenant's actual share thereof for the immediately preceding period, with adjustments as appropriate where such preceding period is less than a full twelve-month period. Landlord shall have the same rights and remedies for non-payment by Tenant of any such amounts due on account of such Operating Costs as Landlord has hereunder, for the failure of Tenant to pay rent as provided for in Article 14 of this Lease.

        As used in this Lease, the term "Operating Costs" shall mean all costs and expenses incurred by Landlord in connection with the operation, insuring, repair, equipping, maintenance, replacement, management and cleaning (collectively, "the Operation") of the

Building, the Building heating, ventilating, electrical, plumbing, and other systems and the Lot (collectively, "the Property"), including, without limitation, the following:

        (1) All expenses incurred by Landlord or Landlord's agents which shall be directly related to employment of personnel for the Property, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, worker's compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Landlord or Landlord's agents pursuant to any collective bargaining agreement for the services of employees of Landlord or Landlord's agents in connection with the Operation of the Property, and its mechanical systems including, without limitation, day and night supervisors, property manager, accountants, bookkeepers, janitors, carpenters, engineers, mechanics, electricians and plumbers and personnel engaged in supervision of any of the persons mentioned above; provided that, if any such employee is also employed on other properties of Landlord such compensation shall be suitably prorated among the Property and such other properties;


        (2) The actual cost of services, materials and supplies furnished or used in the Operation of the Property, including, without limitation, the cost to perform Landlord's obligations under Sections 8.2 and 9.1 of this Lease, which if supplied by Landlord or its affiliates shall not exceed competitive charges for similar services and materials that are available in the general vicinity of the Property;

        (3) The amounts paid to managing agents and for legal and other professional fees relating to the Operation of the Property, but excluding such fees paid in connection with (x) negotiations for or the enforcement of leases; and (y) seeking abatements of Real Estate Taxes; provided, however, that management fees shall not exceed prevailing market rates;

        (4) Insurance premiums, but not any increase in such insurance premiums caused by another tenant;

        (5) Costs for electricity, steam and other utilities required in the Operation of the Property;

        (6) Water and sewer use charges for the Property;

        (7) The costs of snow-plowing and removal and landscaping for the Property;

        (8) Amounts paid to independent contractors for services, materials and supplies furnished for the Operation of the Property;

        (9) All other expenses incurred in connection with the Operation of the Property; and

        (10) Any capital expenditure made by Landlord during the term of this Lease, the total cost of which is not properly includable in Operating Costs for the operating year in which it was made, shall nevertheless be included in such Operating Costs for the operating year in which it was made, and Operating Costs for each succeeding operating year shall include the annual charge-off of such capital expenditure. Annual charge-off shall be determined by dividing the original capital expenditure plus an interest factor, reasonably determined by Landlord, as being the interest rate then being charged for long-term mortgages by institutional lenders on "like" properties within the locality in which the Building is located, by the number of years of useful life of the capital expenditure, and the useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of making such expenditure. Notwithstanding the foregoing, any capital expenditure shall only be included in Operating Costs for any year to the extent such expenditure actually reduces Operating Costs as a result of the cost of such amortized portion of the capital expenditure as compared to the cost of the associated services or repairs provided by Landlord or a third party.

        (11) If a charge shall be made from time to time by the public authority having jurisdiction of the Premises for the use of the sanitary sewer system, Tenant shall pay Tenant's Proportionate Share thereof. Tenant shall also pay Tenant's Proportionate Share for any sprinkler standby service charge. If the Premises are not separately metered, Tenant shall pay to Landlord, as billed and as Additional Rent, Tenant's Proportionate Share of water and/or sewer bills. In case any such water and sewer charges are not paid by Tenant at the time when the same are payable, if to municipal officials, Landlord may nevertheless pay the same to such officials and charge Tenant the cost thereof, which charge shall become payable on the first day of the following month as Additional Rent.

        (b) Exclusions From Operating Costs. Notwithstanding anything to the contrary contained in this Section 4.3, Operating Costs shall not include (in addition to any other exclusions therefrom specifically provided for above) the following:

        (1) Depreciation and amortization of the Building or any equipment used or located therein; and

        (2) costs and expenses incurred in connection with leasing space in the Building, including, but not limited to, advertising and promotional expenses and real estate brokerage commissions; and

        (3) legal fees or other costs incurred in leasing or in disputes with tenants; and

        (4) capital expenditures (which shall mean those expenditures which, in accordance with generally accepted accounting principles, are not fully chargeable to current expenses in the year the expenditure is incurred); and

        (5) cost of construction allowances or other leasehold inducements provided to other tenants; and

        (6) interest or principal payments on any mortgage or deed of trust or any ground lease payments or any other financing costs or fees; and

        (7) any cost or expenditure for which Landlord is reimbursed (other than tax contributions or Operating Costs); and

        (8) costs of any services furnished to other tenants but which Landlord does make available to Tenant or is available to Tenant only for an additional direct charge; and

        (9) any expense resulting from the negligence of Landlord, its agents, contractors or employees; and

        (10) costs recoverable by Landlord under its insurance policies; and

        (11) costs resulting from defects in the design or construction of the Building; and

        (12) costs of any code compliance work; and

        (13) cost of construction of new tenant or common area space in the Building; and

        (14) attorneys fees, costs and disbursements incurred in connection with matters relating to the formation of Landlord as an entity and maintaining its continued existence as an entity; and

        (15) costs resulting from Landlord's breach of this Lease or imposed upon Landlord by any governmental authority as a result of the violation of any law, statute or ordinance by Landlord its agents or employees. Additionally any management fees paid by Landlord with respect to the Building shall not exceed reasonable and customary fees paid for management services with respect to comparable buildings in the metropolitan areas where the Building is situated and in no event exceed four percent (4%) of the gross income from the Building and Lot; and

        (16) the costs of complying with applicable federal, state and local laws dealing with the handling, storage and disposal of hazardous materials or substances including, without limitation, assessments and cleanup costs, unless caused by Tenant.

        (c) Audit Rights. Tenant or its representative may, upon thirty (30) days prior written notice to Landlord within three hundred sixty-five (365) days of Tenant's receipt of Landlord's statement for Tenant's share of Operating Costs, review and audit, during normal business hours, at Landlord's main office, Landlord's books and records relating to the Operating Costs for the preceding year for the purpose of verifying such statement. In making such review and audit, Tenant agrees, and shall use commercially reasonable efforts to cause its auditors, employees, agents or contractors having access to Landlord's books and records to agree, to keep strictly confidential (i) any and all information contained in such books and records, and (ii) the circumstances and details pertaining to such review and audit including, without limitation, the nature of any disputes with respect to Operating Costs, and the nature and details of any settlement thereof (subject, however, to disclosure required in the event of litigation, court order, or if the information otherwise becomes public); and Tenant shall confirm and shall request and use commercially reasonable efforts to cause its auditors, employees, agents and contractors to confirm such agreement in writing, if so requested by Landlord, prior to such examination. If such review and audit discloses Tenant paid in excess of Tenant's Proportionate Share of Operating Costs for any prior year(s) during the term of this Lease then (i) Landlord shall credit such excess to Tenant's account within fifteen (15) days after Tenant's demand therefor, and (ii) Tenant shall have the right to "look back" and review and audit Landlord's books and records relating to Operating Costs for any prior year(s) during the terms of this Lease (and seek reimbursement as described in (i) above). If any overpayment is disclosed in excess of five percent (5%), Landlord shall also pay Tenant's reasonable cost of such audit within fifteen (15) days after demand therefor. Except as provided for herein, if Tenant shall not request any such review within the three hundred sixty-five
(365) day period referred to hereinabove, then Landlord's accounting shall be binding and conclusive. During the pendency of any such review and audit, Tenant shall make all payments claimed by Landlord to be due, such payment to be without prejudice to Tenant's position. Landlord shall retain its books and records relating to the Operating Costs for at least twenty-four (24) months from the Phase I Premises Term Commencement Date and the Phase II Premises Term Commencement Date and for twenty-four (24) months for each year thereafter.

                                    ARTICLE V
                                 USE OF PREMISES

5.1     PERMITTED USE

        Tenant agrees that the Premises shall be used and occupied by Tenant only for the purposes specified as the Permitted Use thereof in Section 1.2 of this Lease, and for no other purpose or purposes. Landlord represents and warrants that the Permitted Use is not in violation of applicable zoning laws.

        Tenant shall comply and shall cause its employees, agents, and invitees to comply with such reasonable rules and regulations as Landlord shall from time to time establish for the proper regulation of the Building and the Lot, provided that Landlord gives Tenant reasonable advance notice thereof and that such additional rules and regulations shall not unreasonably interfere with Tenant's use of and access to the Premises and the parking lot serving the

Premises and shall be of general application to all the tenants in the Building and enforced in a non-discriminatory manner, except where different circumstances justify different treatment.

5.2     COMPLIANCE WITH LAWS

        Tenant agrees that no trade or occupation shall be conducted in the Premises or use made thereof which will be unlawful, improper, or contrary to any law, ordinance, by-law, code, rule, regulation or order applicable in the municipality in which the Premises are located or which will disturb the quiet enjoyment of the other tenants of the Building. From and after the Phase I Premises Term Commencement Date, Tenant shall obtain any and all approvals, permits, licenses, variances and the like from governmental or quasi-governmental authorities, including without limitation any Architectural Access Board and Board of Fire Underwriters (collectively, "Approvals") which are required for Tenant's use of the Premises, including, without limitation, any which may be required for any construction work and installations, alterations, or additions made by Tenant to, in, on, or about the Premises; provided, however, that, with respect to any Approvals required for work contemplated by Article VI of this Lease, Tenant shall not seek or apply for any Approvals without first having given Landlord a reasonable opportunity to review any applications for Approvals and all materials and plans to be submitted in connection therewith and obtaining Landlord's written consent to the extent required under Article VI, which consent shall not be unreasonably withheld or delayed. If Landlord does not respond to Tenant's request for Landlord's consent to Tenant's application for Approvals within ten (10) business days of Landlord's receipt of such request, Landlord shall be deemed to have consented to such application. In any event, Tenant shall be responsible for all costs, expenses, and fees in connection with obtaining all Approvals. Tenant's inability to obtain or delay in obtaining any such Approval shall in no event reduce, delay, or terminate Tenant's rental, payment, and performance obligations hereunder. Tenant shall, at its own cost and expense, (i) make all installations, repairs, alterations, additions, or improvements to the Premises required by any law, ordinance, by-law, code, rule, regulation or order of any governmental or quasi-governmental authority resulting from or arising out of Tenant's specific use of the Premises if different from the Permitted Use or in connection with Tenant's employees specific requirements; (ii) keep the Premises equipped with all required safety equipment and appliances resulting from or arising out of Tenant's specific use of the Premises if different from the Permitted Use or in connection with Tenant's employees specific requirements; and (iii) comply with all laws, ordinances, codes, rules, regulations, and orders and the requirements of Landlord's and Tenant's insurers applicable to the Premises, Building and Lot in connection with Tenant's specific use of the Premises. Tenant shall not place a load upon any floor in the Premises exceeding the lesser of (a) the floor load per square foot of area which such floor was designed to carry as certified by Landlord's architect or (b) the floor load per square foot of area which is allowed by law. Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight.

5.3     INSURANCE RISKS

        Tenant shall not permit any use of the Premises (other than a Permitted
Use) which will make voidable any insurance policy or, unless Tenant pays the extra insurance premium attributable thereto as provided below, increase the premiums for any insurance on the Building or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association (or any successor organization) or which shall require any alteration or addition to the Building. Tenant shall, within thirty (30) days after written demand therefor, reimburse Landlord and all other tenants for the costs of all extra insurance premiums caused by Tenant's use of the Premises. Any such amounts shall be deemed to be Additional Rent hereunder.

5.4     ELECTRICAL EQUIPMENT

        Tenant shall not, without Landlord's written consent in each instance, connect to the electrical distribution system any fixtures, appliances, or equipment which will operate individually or collectively at a wattage in excess of the capacity of the electrical system serving the Premises as the same may be reasonably determined by Landlord and Landlord may audit Tenant's use of electric power to determine Tenant's compliance herewith. If Landlord, in its sole discretion, permits such excess usage, Tenant will pay for the cost of such excess power as Additional Rent, together with the cost of installing any additional risers, meters, or other facilities that may be required to furnish or measure such excess power to the Premises.


5.5     TENANT'S OPERATIONAL COVENANTS

        (a)    Affirmative Covenants

               In regard to the use and occupancy of the Premises, Tenant will at its expense: (1) replace promptly any cracked or broken glass of the Premises with glass of like kind and quality; (2) maintain the Premises in a clean, orderly and sanitary condition and free of insects, rodents, vermin and other pests; (3) keep any garbage, trash, rubbish or other refuse in vermin-proof containers within the interior of the Premises until removed (and Tenant shall cause the Premises to be inspected and exterminated on a regular basis by a reputable, licensed exterminator and shall provide Landlord, on request, with a copy of Tenant's contract for such services); (4) keep all Tenant's mechanical apparatus free of vibration and loud noise which may be transmitted beyond the Premises; and (5) comply with and observe all rules and regulations reasonably established by Landlord from time to time consistent with Section 5.1.

        (b)    Negative Covenants

               In regard to the use and occupancy of the Premises and common areas, Tenant will not: (6) cause or permit objectionable odors to emanate or to be dispelled from the Premises; or (7) commit, or suffer to be committed, any waste upon the Premises or any public or private nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant or occupant of the Building, or use or permit the use of any portion of the Premises for any unlawful purpose; or (8) park trucks or other vehicles in a manner that will block access to the loading dock(s) serving the Building, except for briefly, as necessary, when using the loading dock(s).

        (c)    Trash Removal

               Tenant shall be responsible for the removal of its own trash, rubbish, garbage and refuse removal, at its sole cost and expense. Tenant shall not permit the accumulation of rubbish, trash, garbage and other refuse in and around the Premises, on the sidewalks or corridors adjacent thereto or elsewhere on the exterior of the Premises so as to obstruct any corridor, stairway, sidewalk or common area. No rubbish, trash, garbage or other refuse shall be burned by Tenant in the Premises or elsewhere in the Building or Lot and all of the same shall be kept in suitable containers in the interior of the Premises (or in locations outside the Premises as Landlord designates. The removal agency selected by Tenant shall be subject to Landlord's reasonable approval. In the event Tenant fails to remove any accumulation of rubbish within twenty-four (24) hours after notice from Landlord to remove the same, Landlord shall have the right (but not the obligation) to remove the same, in which event the cost thereof shall be paid by Tenant as Additional Rent immediately upon demand.


5.6     SIGNS, BLINDS and DRAPES

        Tenant shall not place, erect or maintain or suffer to be placed, erected or maintained, any sign, lettering, decoration or advertising devices, illuminated or otherwise, on the exterior of the demised premises or on, in or about the windows doors thereof, which shall be visible to public view outside the Premises, without the prior written approval of Landlord, which approval may be withheld in Landlord's sole and absolute discretion. No drapes or blinds may be put on or in any window, except that Tenant may place vertical blinds on the windows, with Landlord's prior written approval, which approval shall not be unreasonably withheld, nor may any Building drapes or blinds be removed by Tenant, except for such vertical blinds.

5.7     HAZARDOUS MATERIALS

(1)     Tenant's Obligations and Indemnification

        Tenant shall not use, handle, store or dispose of any oil, hazardous or toxic substances, materials or wastes (collectively "Hazardous Materials") in, under, on or about the Property except for (i) any Hazardous Materials which are used in the ordinary course of business conducted on the Premises, such as office and electronics supplies, cleaning materials and/or solvents in accordance with applicable laws, or (ii) such storage and use which is in accordance with applicable law and is also consented to by Landlord in advance which consent may be withheld in Landlord's sole and absolute discretion. Any Hazardous Materials in the Premises, and all containers therefor, shall be used, kept, stored and disposed of in conformity with all applicable laws, ordinances, codes, rules, regulations and orders of governmental authorities. If the transportation, storage, use or disposal of Hazardous Materials anywhere on the Property in connection with Tenant's use of the Premises results in (1) contamination of the soil or surface or ground water or (2) loss or damage to person(s) or property, then Tenant agrees (i) to notify Landlord immediately of any contamination, claim of contamination, loss or damage, (ii) after consultation with and approval by Landlord, to clean up all contamination to the extent required and in full compliance with all applicable statutes, regulations and standards, and (iii) to indemnify, defend and hold Landlord harmless from and against any claims, suits, causes of action, costs and fees, including, without limitation, attorneys' fees, arising from or connected with any such contamination, claim of contamination, loss or damage. This provision shall survive the termination of this Lease. No consent or approval of Landlord shall in any way be construed as imposing upon Landlord any liability for the means, methods, or manner of removal, containment or other compliance with applicable law for and with respect to the foregoing. The terms of this Section 5.7(a) shall apply only to any transportation, storage, use or disposal of Hazardous Materials by Tenant or its agents or employees in connection with Tenant's use of the Premises irrespective of whether Tenant has obtained Landlord's consent therefor but nothing in this Lease shall limit or otherwise modify the requirement of obtaining Landlord's prior consent as set forth in the first sentence of this Section 5.7(a).


(2)     Landlord's Obligations and Indemnification

        Landlord represents and warrants to the best of its knowledge that as of the Phase I Premises Term Commencement Date there shall be no Hazardous Materials located on, at, in or under the Property and that Landlord has received no notice of any release or threat of release of any Hazardous Materials on, at, in or under the Property or near the Property. Landlord shall indemnify and hold Tenant harmless from and against any and all claims, loss, cost, expense or damage resulting from any breach by Landlord of the foregoing representation and warranty. Tenant shall not have any responsibility or liability for any Hazardous Materials on the Premises, including Building and Property, prior to the Phase I Premises Term Commencement Date of this Lease.

                                   ARTICLE VI
                    INSTALLATIONS, ALTERATIONS, AND ADDITIONS

6.1     INSTALLATIONS, ALTERATIONS, AND ADDITIONS

        Tenant shall not make structural installations, alterations, or additions to the Premises, but may make nonstructural installations, alterations or additions provided that Landlord consents thereto in advance and in writing to any non-structural installations, alterations or additions costing more than Fifty Thousand and 00/100 ($50,000.00) Dollars, which consent shall not be unreasonably withheld or delayed. For any non-structural installations, alterations or additions costing less than Fifty Thousand and 00/100 ($50,000.00) Dollars, Landlord's consent shall not be required, however, Tenant shall notify Landlord of such work. In any event, Tenant shall not demolish the existing office space in the Premises, without the prior written approval of Landlord, which approval may be withheld in Landlord's sole and absolute discretion. In no event shall Landlord's approval of any proposed installations, alterations, or additions to the Premises, whether in connection with Tenant's initial leasehold improvements or otherwise, constitute a representation by Landlord that such work complies with the requirements of any applicable law or regulation, including without limitation the requirements of the Americans with Disabilities Act. Any installations, alterations, or additions made by Tenant shall be at Tenant's sole cost and expense and shall be done in a good and workmanlike manner using materials of a quality at least equivalent to that of the existing improvements and in compliance with the requirements of Section 5.2; and prior to Tenant's use of the Premises, after the performance of any such work, Tenant shall procure certificates of occupancy and any other required certificates. Tenant shall not suffer or permit any mechanics' or similar liens to be placed upon the Premises for labor or materials furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed at the direction of Tenant, and shall cause any such lien to be released of record or bonded forthwith without cost to Landlord. Any and all Tenant installations, alterations, and additions, in or to the Premises (but excluding all articles of Tenant's personal property and all of Tenant's business and trade fixtures, machinery, equipment, and furnishings owned or installed by Tenant ("Tenant's Personal Property")), shall become part of the Building ("Permanent Tenant Improvements"), and shall be fully paid for and free and clear of any and all chattel mortgages, conditional bills of sale, security interests, or any liens or encumbrances of any kind or nature. At all times when any installation, alteration, or addition by Tenant is in progress, there shall be maintained, at Tenant's cost and expense, insurance meeting the requirements of Section 11.3 below and certificates of insurance evidencing such coverage shall be furnished to Landlord prior to the commencement of any such work. All Permanent Tenant Improvements installed in connection therewith, and not Tenant's Personal Property, shall become the property of Landlord at the termination or expiration of this Lease, unless Landlord requires, at the time of Landlord's approval or notification of such work, Tenant to remove any of the same upon the expiration or earlier termination of this Lease, in which event Tenant shall, at its own cost and expense, comply with such requirement and repair any damage caused by such removal.

        It is further agreed and understood that at the termination of this Lease or any extensions thereof, Tenant shall have restored the Premises to good repair, order and condition in all respects, (ordinary wear and tear and casualty excepted) including but not limited to repair of all floor surfaces damaged by the removal of partitions, machinery and equipment, and shall leave the Premises broom clean.

                                   ARTICLE VII
                            ASSIGNMENT AND SUBLETTING

7.1     PROHIBITION

        Notwithstanding any other provision of this Lease, Tenant shall not, directly or indirectly, assign, mortgage, pledge or otherwise transfer, voluntarily or involuntarily, this Lease or any interest herein or sublet in excess of ten percent (10%) of the rentable square feet of the Premises, provided that such subtenant occupying not more than ten percent (10%) of the rentable square feet of the Premises shall have a business reputation and use which is a Permitted Use under this Lease (which term without limitation, shall include granting of concessions, licenses, and the like) or allow any other person or entity to occupy the whole or any part of the Premises except for Permitted Transfers (as hereinafter defined), without, in each instance, having first received the express consent of Landlord, which consent shall not be unreasonably withheld or delayed. Any assignment of this Lease or subletting in excess of ten percent (10%) of the rentable square feet of the Premises except for Permitted Transfers (as hereinafter defined) by Tenant without Landlord's express consent shall be invalid, void and of no force or effect. Any request for consent under this Section 7.1 shall set forth, in detail reasonably satisfactory to Landlord, the identification of the proposed assignee or sublessee, its financial condition and the terms on which the proposed assignment or subletting is to be made, including, without limitation, the rent or any other consideration to be paid in respect thereto and such request shall be treated as Tenant's warranty in respect of the information submitted therewith. If Landlord does not respond to Tenant's request for consent within fifteen (15) business days of Landlord's receipt of the foregoing information, Landlord shall be deemed to have consented to such assignment or sublease.


        In any case where Landlord shall consent to any assignment or subletting, Tenant originally named herein shall remain fully liable for Tenant's obligations hereunder, including, without limitation, the obligation to pay the rent and other amounts provided under this Lease and such liability shall not be affected in any way by any future amendment, modification, or extension of this Lease or any further assignment, other transfer, or subleasing and Tenant hereby irrevocably consents to any and all such transactions. Tenant agrees to pay to Landlord, within thirty (30) days of billing therefor, all actual legal and other out-of-pocket expenses reasonably incurred by Landlord in connection with any request to assign or sublet. It shall be a condition of the validity of any permitted assignment or subletting that the assignee or sublessee agree directly with Landlord, in form satisfactory to Landlord, to be bound by all Tenant obligations hereunder, including, without limitation, the obligation to pay all Rent and other amounts provided for under this Lease and the covenant against further assignment or other transfer or subletting.


        Without limiting Landlord's discretion to grant or withhold its consent to any proposed assignment or subletting, if Tenant requests Landlord's consent to assign this Lease or sublet in excess of fifty percent (50%) of the rentable square footage of the Premises (other than Permitted

Transfers), Landlord shall have the option, exercisable by notice to Tenant given within thirty (30) days after Landlord's receipt of such request, to terminate this Lease as of the date specified in such notice which shall be not less than thirty (30) nor more than sixty (60) days after the date of such notice for the entire Premises, in the case of an assignment or subletting of the whole, and for the portion of the Premises, in the case of a subletting of a portion, and provided further Tenant shall have the right to withdraw its request for such consent within thirty (30) days after its receipt of such notice from Landlord, in which event Landlord's notice of termination shall become null and void. In the event of termination in respect of a portion of the Premises, the portion so eliminated shall be delivered to Landlord on the date specified in good order and condition in the manner provided in Section 8.1 at the end of the Lease Term for the Phase I Premises and thereafter, to the extent necessary in Landlord's judgment, Landlord, at Tenant's sole cost and expense, may have access to and may make modifications to the Premises so as to make such portion a self-contained rental unit with access to common areas, elevators and the like. Rent and Tenant's Proportionate Share shall be adjusted according to the extent of the Premises for which this Lease is terminated. Without limitation of the rights of Landlord hereunder in respect thereto, if there is any assignment of this Lease by Tenant for consideration or a subletting of the whole of the Premises by Tenant at a rent which exceeds the rent payable hereunder by Tenant, or if there is a subletting of a portion of the Premises by Tenant at a rent in excess of the subleased portion's pro rata share of the Rent payable hereunder by Tenant, then Tenant shall pay to Landlord, as Additional Rent, forthwith upon Tenant's receipt of the consideration (or the cash equivalent thereof) therefor, in the case of an assignment, and in the case of a subletting, fifty percent (50%) of the amount of any such excess rent, after deducting therefrom commercially reasonable costs or leasehold concessions applicable to such assignment or subleasing, such consideration, however, shall not include amounts that are paid in good faith and not in avoidance of the provisions of this Article 7 for the purchase of Tenant's business or business assets including this Lease by a successor tenant. The provisions of this paragraph shall apply to each and every assignment of this Lease and each and every subletting of all or a portion of the Premises, including Permitted Transfers, in each case on the terms and conditions set forth herein. For the purposes of this Section 7.1, the term "rent" shall mean all rent, additional rent or other payments and/or consideration payable by one party to another for the use and occupancy of all or a portion of the Premises.

        Notwithstanding anything herein contained to the contrary (except for the foregoing provision regarding any excess Rent received by Tenant upon a Permitted Transfer) , the immediately preceding paragraphs shall not apply to and Landlord's consent shall not be required for an assignment or a sublease of all or a portion of the Premises in connection with: (i) the sale of all or substantially all of Tenant's stock or assets as a going concern or a transfer of any membership or other ownership interest in Tenant, (ii) a public offering of stock and/or a merger, (iii) the transfer of stock or assets to a subsidiary or Affiliate (as defined herein), or (iv) the assignment or sublet of the Premises to an Affiliate of Tenant (in each case, a "Permitted Transfer") (and it shall be a condition of the validity of any such assignment) that such Affiliate shall agree directly with Landlord to be bound by all of the obligations of Tenant hereunder, including, without limitation, the obligation to pay the rent and other amounts provided for under this Lease, the covenant to use the Premises only for the purposes specifically permitted under this Lease and the covenant against further assignment; but such assignment shall not relieve

Tenant herein named of any of its obligations hereunder, and Guarantor of its obligations under the Guaranty, except as set forth in the Guaranty and Tenant and Guarantor shall remain fully liable therefor.

        The term "Affiliate" for purposes of this Article shall mean (i) any corporation, partnership, trust, association or other business organization directly or indirectly (through other entities or otherwise) owning, controlling or holding, whether with or without power to vote, more than fifty percent (50%) of the entire beneficial interest in Tenant or any successor whether by merger, consolidation or acquisition of all or substantially all of the assets of Tenant, or any such entity which is under common control with Tenant, (ii) any corporation or trust with transferable shares, more than fifty percent (50%) of whose outstanding capital stock or shares of beneficial interest of any class is directly or indirectly (through other entities or otherwise) owned, controlled or held, whether with or without the power to vote, by Tenant or any successor whether by merger, consolidation or acquisition of all or substantially all of the assets of Tenant or any corporation affiliated with Tenant or such successor as defined in (i) above, and (iii) any partnership, association or other business organization, more than fifty percent (50%) of the beneficial interest in which, whether with or without the power to vote, is directly or indirectly (through other entities or otherwise) owned, controlled or held by Tenant or such successor or any corporation affiliated with Tenant or such successor as defined in (i) above.

        In the event of a subsequent sale or transfer of the stock of an Affiliate after a Permitted Transfer has occurred pursuant to the preceding paragraphs (either individually or in the aggregate) resulting in Tenant owning less than 50% of the stock of such Affiliate, such sale or transfer shall be treated as if it were, for all purposes, an assignment of this Lease governed by the provisions of this Section 7.1.

7.2     ACCEPTANCE OF RENT FROM TRANSFEREE

        The acceptance by Landlord of the payment of Rent, Additional Rent, or other charges following assignment, subletting, or other transfer prohibited by this Article VII shall not be deemed to be a consent by Landlord to any such assignment, subletting, or other transfer, nor shall the same constitute a waiver of any right or remedy of Landlord.

                                  ARTICLE VIII
                             REPAIRS AND MAINTENANCE

8.1     TENANT OBLIGATIONS

        From and after the date that possession of the Premises is delivered to Tenant and until the end of the Lease Term of the Phase I Premises, Tenant shall keep the Premises, including without limitation, both the inside and outside of all doors, and windows in the same order and repair as they are in on the Phase I Premises Term Commencement Date or the Phase II Premises Term Commencement Date, as the case may be, reasonable wear and tear and damage by fire or other casualty only excepted; and to keep all fixtures and equipment on the Premises including, without limitation, all heating, plumbing, electrical, interior and exterior bulbs and ballasts, air-conditioning, ventilation and mechanical fixtures and equipment serving only the Premises in the same order and repair as they are in on the Phase I Premises Term Commencement Date or Phase II Premises Term Commencement Date, as the case may be, damage by fire or other casualty normally insured under an "extended coverage endorsement" only excepted. It is further agreed that the exception of reasonable wear and tear shall not apply so as to permit Tenant to keep the Premises in anything less than suitable, tenantlike, and usable condition considering the nature of the Premises and the use reasonably made thereof, or in less than good and tenantlike repair, and that except in case of fire or other casualty or force majeure there is no exception to the rule that all glass must be kept good and whole by Tenant. Tenant shall also be responsible for the cost of all repairs to the Building (including, without limitation, the structure and roof thereon and common areas therein) and the Lot if to the extent the same are occasioned by Tenant's or its employees', agents' or invitees' or negligent use thereof.

8.2     LANDLORD OBLIGATIONS

        Landlord agrees to keep in good order, condition and repair the structural components, including, but not limited to, foundations, exterior paint, roof membrane, roof covering (including interior ceiling if damaged by leakage), load-bearing walls, floor slabs and masonry walls and roof of the Building, the Common Areas and Building systems including, but not limited to, the plumbing system, electrical system, elevator service, water system, the utility and sewer lines and connections to the Premises, and the sprinkler mains, if any (the "Building Systems") and shall provide lighting for the Common Areas and the parking lot. Notwithstanding the foregoing, if any of said repairs or alterations shall be made necessary by reason of repairs, installations, alterations, additions or improvements made by Tenant or anyone claiming under or through Tenant, by reason of the default, negligence, fault, or willful misconduct of such party, or by reason of a default in the performance or observance of any agreements, conditions or other provisions on the part of Tenant to be performed or observed, or by reason of any special use to which the Premises may be put, Tenant shall be liable for the cost of all such repairs or alterations as may be necessary. Landlord shall not be deemed to have committed a breach of any obligation to make repairs or alterations or perform any other act unless (a) it shall have made such repairs or alterations or performed such other act negligently, or (b) it shall have received notice from Tenant designating the particular repairs or alterations needed or the other act of which there has been failure of performance and Landlord shall have failed to make such repairs or alterations or performed such other act within a reasonable time after the receipt of such notice; and in the latter event Landlord's liability shall be limited to the cost of making such repairs or alterations or performing such other act. As used in this Lease, the expression "exterior walls of the Premises" does not include glass, windows, doors or door frames, or window sashes or frames. Landlord shall make all necessary repairs to the Common Areas and Building Systems and shall maintain such Common Areas reasonably clear of litter and shall perform snow removal from the Property sufficiently to permit Tenant to use the Premises for the Permitted Use. The provisions of this Paragraph shall not apply in the case of damage or destruction by fire or other casualty or by eminent domain, in which events the obligations of Landlord shall be controlled by Articles XII and XIII hereof.

        Notwithstanding anything contained in this Section 8.2 to the contrary, if during the Lease Term for the Phase I Premises, there is a loss or interference with a Building System which is within Landlord's control subject to Section 9.2 hereinbelow and such loss or interference shall materially interfere with Tenant's use of the Phase I Premises or Phase II Premises, as the case may be, as contemplated by this Lease, Landlord shall promptly restore said Building System to enable Tenant's use of the Phase I Premises and Phase II Premises after Landlord's receipt of written notice from Tenant. In the event the Building System is not restored within five (5) consecutive business days after Landlord's receipt of written notice from Tenant, a just proportion of the Base Rent and Additional Rent payable by Tenant shall abate, commencing on the date of such interruption or loss, but such abatement or reduction shall end when Landlord shall have substantially restored the Building System.

                                   ARTICLE IX
                                    UTILITIES

9.1     UTILITIES

        Tenant shall be responsible for providing its own basic services, including, without limitation, cleaning, utilities and security and Landlord shall have no obligations with respect thereto except as specifically set forth herein. Tenant agrees to pay or cause to be paid, as Additional Rent, directly to the authority or party charged with the collection thereof, all charges for gas, light, heat, power, water, sewerage, telephone or other service used, rendered or supplied to or for the Tenant upon or in connection with the Premises throughout the term of this Lease, and to indemnify Landlord and save it harmless against any liability or damages on such account unless such damage is the result of the negligence of Landlord or its agents, employees, contractors, invitees or other tenants. Tenant shall also at its sole cost and expense procure any and all necessary permits, licenses or other authorizations required for the lawful and proper maintenance and use upon the Premises of wires, pipes, conduits, tubes and other equipment and appliances for use in supplying any such services to and upon the Premises. It is understood and agreed that Landlord shall be under no obligation to furnish any utilities to the Premises (except for the Common Areas and parking lot) and shall not be liable for any interruption or failure in the supply of any such utilities to the Premises (except for the Common Areas and parking lot and unless caused by Landlord or its employees, agents, invitees or contractors).

9.2     CAUSES BEYOND CONTROL OF THE PARTIES

        Except as otherwise provided in this Lease, neither party shall in any event be liable for failure to perform any of such party's obligations under this Lease to the extent prevented from doing so by causes beyond such party's reasonable control, including without limitation labor dispute, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts, or employees necessary to furnish services required under this Lease, or because of war or other emergency, or for any cause due to any act, neglect, or default of the other party or such other party's servants, contractors, agents, employees, licensees or any person claiming by, through or under the other party, and notwithstanding any provision of the Lease to the contrary, in no event shall either party ever be liable to the other party for any indirect, special or consequential damages under the provisions of this Section 9.2 or any other provision of this Lease.

9.3     SEPARATELY METERED UTILITIES

        Tenant shall pay directly to the utility, as they become due, all bills for electricity, and other utilities (whether they are used for furnishing heat or for other purposes) that are furnished to the Premises and now or hereafter separately metered or billed by the utility to the Premises.

                                    ARTICLE X
                                    INDEMNITY

10.1    INDEMNITY

        (a) TENANT'S INDEMNITY. Tenant shall indemnify and save harmless Landlord, the directors, officers, agents, and employees of Landlord, against and from all claims, expenses, or liabilities of whatever nature (a) to the extent arising directly or indirectly from any default or breach by Tenant or Tenant's contractors, licensees, agents, servants, or employees under any of the terms or covenants of this Lease (including without limitation any violation of Landlord's Rules and Regulations and any failure to maintain or repair equipment or installations to be maintained or repaired by Tenant hereunder) or the failure of Tenant or such persons to comply with any rule, order, regulation, or lawful direction now or hereafter in force of any public authority, in each case to the extent the same are related, directly or indirectly, to the Premises or the Building, or Tenant's use thereof; or (b) arising directly or indirectly from any accident, injury, or damage, however caused, to any person or property, on or about the Premises; or (c) arising directly or indirectly from any accident, injury, or damage to any person or property occurring outside the Premises but within the Building or on the Lot, where such accident, injury, or damage results, or is claimed to have resulted, from any act, omission, or negligence on the part of Tenant, or Tenant's contractors, licensees, agents, servants, employees, or customers, or anyone claiming by or through Tenant: provided, however, that in no event shall Tenant be obligated under this Section
10.1 to indemnify Landlord, the directors, officers, agents, employees of Landlord, to the extent such claim, expense, or liability results from any act, omission, fault, negligence, or other misconduct of Landlord or the officers, agents, contractors, tenants (other than Tenant) or employees of Landlord on or about the Premises or the Building.

        This indemnity and hold harmless agreement shall include, without limitation, indemnity against all expenses, reasonable attorney's fees and liabilities reasonably incurred in connection with any such claim or proceeding brought thereon and the defense thereof with counsel reasonably acceptable to Landlord, shall not be deemed to be limited by the limits of any insurance policies required under this Lease and shall survive the expiration or termination of this Lease. At the request of Landlord, Tenant shall defend any such claim or proceeding directly on behalf and for the benefit of Landlord.

        (b) LANDLORD'S INDEMNITY. Landlord shall indemnify and save harmless Tenant, the directors, officers, agents, and employees of Tenant, against and from all claims, expenses, or liabilities of whatever nature (a) to the extent arising directly or indirectly from any default or breach by Landlord or Landlord's contractors, licensees, agents, servants, or employees under any of the terms or covenants of this Lease (including without limitation any failure to maintain or repair equipment or installations to be maintained or repaired by Landlord hereunder) or the failure of Landlord or such persons to comply with any rule, order, regulation, or lawful direction now or hereafter in force of any public authority, in each case to the extent the same are related, directly or indirectly, to the Premises or the Building, or Landlord's use thereof; or
(b) arising directly or indirectly from any accident, injury, or damage, however caused, to any person or property, on or about the Premises; or (c) arising directly or indirectly from any accident, injury, or damage to any person or property occurring outside the Premises but within the Building or on the Lot, where such accident, injury, or damage results, or is claimed to have resulted, from any act, omission, or negligence on the part of Landlord, or Landlord's contractors, licensees, agents, servants, employees, or customers, or anyone claiming by or through Landlord; provided, however, that in no event shall Landlord be obligated under this Section 10.1 to indemnify Tenant, the directors, officers, agents, employees of Tenant, to the extent such claim, expense, or liability results from any act, omission, fault, negligence, or other misconduct of Tenant or the officers, agents, contractors, tenants (other than Tenant) or employees of Tenant on or about the Premises or the Building.

        This indemnity and hold harmless agreement shall include, without limitation, indemnity against all expenses, reasonable attorney's fees and liabilities reasonably incurred in connection with any such claim or proceeding brought thereon and the defense thereof with counsel reasonably acceptable to Tenant, shall not be deemed to be limited by the limits of any insurance policies required under this Lease and shall survive the expiration or termination of this Lease. At the request of Tenant, Landlord, shall defend any such claim or proceeding directly on behalf and for the benefit of Tenant.

10.2    TENANT'S RISK

        Tenant agrees to use and occupy the Premises and to use such other portions of the Building and the Lot as Tenant is herein given the right to use at Tenant's sole risk; and Landlord shall have no responsibility or liability for any loss or damage, however caused, to furnishings, fixtures, equipment, or other personal property of Tenant or of any persons claiming by, through, or under Tenant, subject to the indemnification provisions of Section 10.1.

10.3    INJURY CAUSED BY THIRD PARTIES

        Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through, or under Tenant, for any loss or damage resulting to Tenant or those claiming by, through, or under Tenant, or its or their property, that may be occasioned by or through the acts or omissions of persons occupying any part of the Building, or for any loss or damage from the breaking, bursting, crossing, stopping, or leaking of electric cables and wires, and water, gas, sewer, or steam pipes, or like matters, except to the extent caused by the negligence or other misconduct of Landlord or its officers, agents or employees, or the breach of Landlord's obligations under this Lease.

10.4    SECURITY

        Tenant agrees that, in all events, Tenant is responsible for providing security to the Premises and its own personnel.

                                   ARTICLE XI
                                    INSURANCE

11.1    TENANT'S INSURANCE OBLIGATIONS


        Tenant shall carry public liability insurance in a company or companies licensed to do business in the state in which the Premises are located and reasonably approved by Landlord. Said insurance shall be in minimum amounts reasonably required by Landlord from time to time by notice to Tenant and shall name Landlord as an additional insured, as its interests may appear, and Tenant shall provide Landlord with evidence, when requested, that such insurance is in full force and effect. Tenant shall carry property damage insurance for all of its equipment and for all leasehold improvements above the building standard which are made by Landlord or Tenant in and to the Premises, which policies shall name Landlord as an additional insured. If required by Landlord, receipts evidencing payment for said insurance shall be delivered to Landlord at least annually by Tenant and each policy shall contain an endorsement that will prohibit its cancellation or amendment prior to the expiration of thirty (30) days after notice of such proposed cancellation or amendment to Landlord. Tenant shall carry insurance in the initial amounts listed in the Basic Data and shall provide Landlord with certificates of such Tenant Insurance Requirements on or prior to the Phase I Premises Term Commencement Date.

11.2    CONSTRUCTION PERIOD INSURANCE

        At any time when demolition or construction work is being performed on or about the Premises or Building by or on behalf of Tenant, Tenant shall keep in full force and effect the following insurance coverage in each instance with policies reasonably acceptable to Landlord, including, without limitation, the amount of any deductible thereunder:

        (1) builder's risk completed value (non-reporting form) in such form and affording such protections as required by Landlord, naming Landlord and its mortgagees as additional insureds; and

        (2) workers' compensation or similar insurance in form and amounts required by law.

        Tenant shall cause a certificate or certificates of such insurance to be delivered to Landlord prior to the commencement of any work in or about the Building or the Premises, in default of which Landlord shall have the right, but not the obligation, to obtain any or all such insurance at the expense of Tenant, in addition to any other right or remedy of Landlord. The provisions of this Section 11.2 shall survive the expiration or earlier termination of this Lease.

11.3    WAIVER OF SUBROGATION

        Tenant and Landlord each hereby release the other to the extent of their respective insurance coverage, from any and all liability for any loss or damage caused by fire or any of the extended coverage casualties or any other casualty insured against, even if such fire or other casualty shall be brought about by the fault or negligence of Tenant, Landlord or their agents and the insurance policies for such coverage shall contain an endorsement containing an express waiver of any right of subrogation by the insurance company against Landlord or Tenant, whichever the case may be (whether named as insured or not). Tenant and Landlord agree that their respective policies covering such loss or damage shall contain a clause to the effect that this release shall not affect said policies or the right of Tenant or Landlord, as the case may be, to recover thereunder and otherwise acknowledging this mutual waiver of subrogation.


11.4    LANDLORD'S INSURANCE OBLIGATIONS

        Throughout the Lease Term of the Phase I Premises and the Lease Term of the Phase II Premises, Landlord shall maintain a full replacement value policy of insurance on all of the

Building and all alterations, additions, and improvements thereto against damage by all risks of physical loss or damage to the extent customarily insured by owners of similar property.

                                   ARTICLE XII
                                    CASUALTY

12.1    DEFINITION OF "SUBSTANTIAL DAMAGE" AND "PARTIAL DAMAGE"

        The term "substantial damage," as used herein, shall refer to damage which is of such a character that in Landlord's reasonable, good faith estimate the same cannot, in ordinary course, be expected to be repaired within 90 calendar days from the time that such repair work would commence. Any damage which is not "substantial damage" is "partial damage."

12.2    PARTIAL DAMAGE TO THE BUILDING

        If during the Lease Term of the Phase I Premises there shall be partial damage to the Building by fire or other casualty and if such damage shall materially interfere, in Tenant's reasonable judgment, with Tenant's use of the Premises as contemplated by this Lease, Landlord shall promptly proceed at Landlord's sole cost and expense, to restore the Building to substantially the condition in which it was immediately prior to the occurrence of such damage.

12.3    SUBSTANTIAL DAMAGE TO THE BUILDING

        If during the Lease Term of the Phase I Premises there shall be substantial damage to the Building by fire or other casualty and if such damage shall materially interfere, in Tenant's reasonable judgment, with Tenant's use of the Premises as contemplated by this Lease, Landlord shall promptly notify Tenant and set forth its reasonable, good faith estimate of the completion date for restoration of such casualty within thirty (30) days of the event, and promptly thereafter Landlord shall restore the Building to the extent reasonably necessary to enable Tenant's use of the Premises, unless Landlord, within ninety
(90) days after the occurrence of such damage, shall give notice to Tenant of Landlord's election to terminate this Lease. Landlord shall have the right to make such election in the event of substantial damage to the Building whether or not such damage materially interferes with Tenant's use of the Premises. If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof. If Landlord has not restored the Premises to the extent required under this Section 12.3 within six
(6) months after the date of such damage or destruction, such six-month period to be extended to the extent of any delays of the completion of such restoration due to matters beyond Landlord's reasonable control (not exceeding in any event sixty (60) days), or if the Premises shall be substantially damaged during the last nine (9) months of the Lease Term for the Phase I Premises then, Tenant may elect to terminate this Lease by giving written notice of such election to Landlord within thirty (30) days after the end of such six-month period and before the substantial completion of such restoration. In the event Landlord reasonably determines that the substantial damage to the Building will take longer than six (6) month to repair, then Tenant may elect to terminate this Lease by written notice to Landlord within sixty (60) days after the date of such damage. If Tenant so elects to terminate this Lease, then this Lease and the term hereof shall cease and come to an end on the date that is thirty (30) days after the date that Landlord receives Tenant's termination notice, unless on or before such date Landlord has substantially completed such restoration.

12.4    ABATEMENT OF RENT

        If during the Lease Term of the Phase I Premises or the Lease Term of the Phase II Premises the Building shall be damaged by fire or casualty and if such damage shall materially interfere, in Tenant's reasonable judgment, with Tenant's use of the Premises as contemplated by this Lease, a just proportion of the Base Rent payable by Tenant hereunder shall abate proportionately for the period in which, by reason of such damage, there is such interference with Tenant's use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant's use of the Premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the Premises or so much thereof as shall have been originally constructed by Landlord (exclusive of any of Tenant's fixtures, furnishings, equipment and the like or work performed therein by Tenant) to substantially the condition in which the Premises were prior to such damage.

12.5    MISCELLANEOUS

        In no event shall Landlord have any obligation to make any repairs or perform any restoration work under this Article XII if prevented from doing so by reason of any cause beyond its reasonable control, including, without limitation, the requirements of any applicable laws, codes, ordinances, rules, or regulations, the refusal of the holder of a mortgage or ground lease affecting the premises to make available to Landlord the net insurance proceeds attributable to such restoration, or the inadequacy of such proceeds to fund the full cost of such repairs or restoration, provided that Landlord has obtained the insurance required under Section 11.4, but reasonably promptly after Landlord ascertains the existence of any such cause, it shall either terminate this Lease or waive such condition to its restoration obligations and proceed to restore the Premises as otherwise provided herein. Further, Landlord shall not be obligated in any event to make any repairs or perform any restoration work to any alterations, additions, or improvements to the Premises other than a Permanent Tenant Improvement performed by or for the benefit of Tenant (all of which Tenant shall repair and restore) or to any fixtures in or portions of the Premises or the Building which were constructed or installed by or for some party other than Landlord or which are not the property of Landlord. For purposes of this Section 12.5, Landlord's Work shall not be considered an alteration, addition or improvement to the Premises.

                                  ARTICLE XIII
                                 EMINENT DOMAIN

13.1    RIGHTS OF TERMINATION FOR TAKING

        If the Premises, or such portion thereof as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) physically unsuitable for Tenant's purposes in Tenant's reasonable opinion, shall be taken (including a temporary taking in excess of 180 days) by condemnation or right of eminent domain or sold in lieu of condemnation, Landlord or Tenant may elect to terminate this Lease by giving notice to the other of such election not later than thirty (30) days after Tenant has been deprived of possession.

        Further, if so much of the Building (which may include the Premises) or the Lot shall be so taken, condemned or sold or shall receive any direct or consequential damage by reason of anything done pursuant to public or quasi-public authority such that continued operation of the same would, in Landlord's reasonable opinion, be uneconomical, Landlord may elect to terminate this Lease by giving notice to Tenant of such election not later than thirty
(30) days after the effective date of such taking.

        Should any part of the Premises be so taken or condemned or receive such damage and should this Lease be not terminated in accordance with the foregoing provisions, Landlord shall promptly after the determination of Landlord's award on account thereof, expend so much as may be necessary of the net amount which may be awarded to Landlord in such condemnation proceedings in restoring the Premises to an architectural unit that is reasonably suitable to the uses of Tenant permitted hereunder. Should the net amount so awarded to Landlord be insufficient to cover the cost of so restoring the Premises, in the reasonable estimate of Landlord, Landlord may, but shall have no obligation to, supply the amount of such insufficiency and restore the Premises to such an architectural unit, with all reasonable diligence, or Landlord may terminate this Lease by giving notice to Tenant within a reasonable time after Landlord has determined the estimated cost of such restoration.

13.2    PAYMENT OF AWARD

        Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Building and the Lot and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking or damage, as aforesaid. Tenant covenants to deliver such further assignments and assurances thereof as Landlord may from time to time reasonably request. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for the value of any of Tenant's trade fixtures installed in the Premises by Tenant at Tenant's expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable hereunder by Landlord from the taking authority.

13.3    ABATEMENT OF RENT

        In the event of any such taking of the Premises, the Base Rent or a fair and just proportion thereof, according to the nature and extent of the damage sustained, shall be suspended or abated, as appropriate and equitable in the circumstances.

13.4    MISCELLANEOUS

        In no event shall Landlord have any obligation to make any repairs under this Article XIII if prevented from doing so by reason of any cause beyond its reasonable control, including, without limitation, requirements of any applicable laws, codes, ordinances, rules, or regulations or requirements of any mortgagee. Further, Landlord shall not be obligated to make any repairs to any portions of the Premises or the Building which were constructed or installed by or for some party other than Landlord or which are not the property of Landlord, and Tenant shall be obligated to perform any repairs on and restorations to any alterations, additions, or improvements to the Premises performed by or for the benefit of Tenant, other than Permanent Tenant Improvements, and except for Landlord's Work which shall be warranted for one (1) year in accordance with standard building practice. For purposes of this Section 13.4, Landlord's Work shall not be considered alteration, addition or improvement to the Premises.

                                   ARTICLE XIV

14.1    TENANT'S DEFAULT

        (a) Events of Default. The following shall be "Events of Default" under this Lease:

               (i) If Tenant shall fail to pay any monthly installment of Rent when due, and such default shall continue for five (5) business days after written notice from Landlord; provided that no such notice shall be required if Tenant has received two (2) similar notices within three hundred sixty-five (365) days prior to such violation or failure;

               (ii) If Tenant shall fail to timely make any other payment required under this Lease and such default shall continue for five (5) business days after written notice from Landlord; provided that no such notice shall be required if Tenant has received two (2) similar notices within three hundred sixty-five (365) days prior to such violation or failure;

               (iii) If Tenant shall violate or fail to perform any of the other terms, conditions, covenants or agreements herein made by Tenant, if such violation or failure continues for a period of thirty (30) days after Landlord's written notice thereof to Tenant;

        provided that no such notice shall be required if Tenant has received two (2) similar notices within three hundred sixty-five (365) days prior to such violation or failure; unless such default cannot reasonably be corrected within such thirty (30) day period, in which event no Event of Default shall be deemed to have occurred so long as Tenant has commenced to cure such violation or failure and is diligently prosecuting the same;

               (iv) Tenant's becoming insolvent, as that term is defined in Title 11 of the United States Code, entitled Bankruptcy, 11 U.S.C.
        Section 101 et. seq. (the "Bankruptcy Code"), or under the insolvency laws of any State, District, Commonwealth or Territory of the United States (the "Insolvency Laws");

               (v) the appointment of a receiver or custodian for all or a substantial portion of Tenant's property or assets, or the institution of a foreclosure action upon all or a substantial portion of Tenant's real or personal property, which is either not dismissed within seventy-five (75) days of filing, or results in the issuance of an order for relief against Tenant, whichever is earlier;

               (vi) the filing of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws;

               (vii) the filing of an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which is either not dismissed within seventy-five (75) days of filing, or results in the issuance of an order for relief against the debtor, whichever is earlier;

               (viii) Tenant's making or consenting to an assignment for the benefit of creditors or a common law composition of creditors;

               (ix) Tenant's interest in this Lease being taken on execution in any action against the Tenant;

               (x) if Tenant shall fail to provide a substitute Letter of Credit not less than fifteen (15) days prior to the expiration of the then effective Letter of Credit as required by Section 17.15 of this Lease; or

               (xi) if Tenant shall fail to provide financial information as and when required by Section 17.11 of this Lease, subject to a thirty (30) day cure period as set forth in Section 14.1(a), subsection (iii) hereinabove.

        (b) Landlord's Remedies. Should an Event of Default occur under this Lease, Landlord may pursue any or all of the following remedies:

               (i) Termination of Lease. Landlord may terminate this Lease by giving written notice of such termination to Tenant, or by reentry, whereupon the mailing of such notice of termination addressed to Tenant, or in the case of reentry, upon such reentry, with or without notice or demand and with process of law, provided that any reentry must be done in accordance with applicable law, this Lease shall automatically cease and terminate and Tenant shall be immediately obligated to quit the Premises. Termination by entry or notice as provided herein shall be effective and complete upon entry or the mailing of notice, respectively, and shall require no further action on the part of Landlord including, without limitation, resort to legal process under applicable law. Any other notice to quit or notice of Landlord's intention to reenter the Premises is hereby expressly waived. If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, subject, however, to the right of Landlord to recover from Tenant all Rent and Additional Rent and any other sums accrued up to the time of termination or recovery of possession by Landlord, whichever is later.

               (ii) Suit for Possession. Landlord may proceed to recover possession of the Premises under and by virtue of the provisions of the laws of the state in which the Premises are located or by such other proceedings, including reentry and possession, as may be applicable.

               (iii) Reletting of Premises. Should this Lease be terminated before the expiration of the terms of this Lease by reason of Tenant's default as hereinabove provided, or if Tenant shall abandon the Premises before the expiration or termination of the terms of this Lease without having paid the full rental for the remainder of such term, Landlord shall have the option, but not the obligation, to relet the Premises for such rent and upon such terms as are not unreasonable under the circumstances and, if the full Rent and Additional Rent reserved under this Lease (and any of the costs, expenses or damages indicated below) shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including, without limitation, deficiency in rent, reasonable attorneys' fees, brokerage fees actually incurred and expenses of placing the Premises in good rentable condition including without limitation any alterations and improvements. Landlord, in putting the Premises in good order or preparing the same for rerental may, at Landlord's option, make such alterations, repairs or replacements in the Premises as Landlord, in its reasonable judgment, considers advisable and necessary for the purpose of reletting the Premises, and the making of such alterations, repairs, or replacements shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises, or in the event that the Premises are relet, for failure to collect the rent under such reletting, and in no event shall Tenant be entitled to receive the excess, if any, of such net rent collected over the sums payable by Tenant to Landlord hereunder. Landlord hereby agrees to use all reasonable efforts to mitigate Tenant's damages hereunder.

               (iv) Acceleration of Payment. If this Lease is terminated by Landlord following an Event of Default and Tenant shall fail to pay any monthly installment of Rent pursuant to the terms of this Lease, then Landlord may, by giving written notice to Tenant, elect to receive, in lieu of any other damages for loss of future rents after the date of termination (reserving to itself all rights as to past due Rent) as well as any other damages with respect to termination of the Lease because of any Event of Default, an amount equal to the present worth (as of the date of such termination) of Rent which, but for the termination of this Lease, would have become due during the remainder of the Term, less the present worth of the fair rental value of the Premises, as determined by an independent real estate appraiser named by Landlord. Such damages shall be payable to Landlord in one lump sum within fifteen (15) days of such notice and shall bear interest at the Lease Interest Rate until paid. For purposes of this clause (iv), "present worth" shall be computed by discounting such amount to present worth at a discount rate equal to the Lease Interest Rate.

               (v) Monetary Damages. Any damage or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord's option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or at Landlord's option in a single proceeding deferred until the expiration of the terms of this Lease (in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of said Term) or in a single proceeding prior to either the time or reletting or the expiration of the terms of this Lease. In addition, should it be necessary for Landlord to employ legal counsel to enforce any of the provisions herein contained, Tenant agrees to pay all reasonable attorney's fees and court costs reasonably incurred.

               (vi) Anticipatory Breach; Cumulative Remedies. Nothing contained herein shall prevent the enforcement of any claim Landlord may have against Tenant for anticipatory breach of the unexpired terms of this Lease. In the event of a breach or anticipatory breach by Tenant of any of the covenants or provisions hereof, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if reentry, summary proceedings and other remedies were not provided for herein. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity, whether or not mentioned herein. Landlord's election to pursue one or more remedies, whether as set forth herein or otherwise, shall not bar Landlord from seeking any other or additional remedies at any time and in no event shall Landlord ever be deemed to have elected one or more remedies to the exclusion of any other remedy or remedies. Any and all rights and remedies that Landlord may have under this Lease, and at law and in equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease, or otherwise.

        (c) Waiver. If, under the provisions hereof, Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any other covenant, condition or agreement herein contained, nor of any of Landlord's rights hereunder. No waiver by Landlord of any breach of any covenant, condition or agreement herein contained shall operate as a waiver of such covenant, condition, or agreement itself, or of any subsequent breach thereof. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installments of rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or letter accompanying a check for payment of Rent or any other sum be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or any other sum or so pursue any other remedy provided in this Lease. No reentry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of the Lease or Premises.

        (d) Right of Landlord to Cure Tenant's Default. If Tenant defaults in the making of any payment or in the doing of any act herein required to be made or done by Tenant, beyond any applicable grace period, then Landlord may, but shall not be required to, make such payment or do such act, and charge the amount of the expense thereof, if made or done by Landlord, with interest thereon at the rate per annum which is three percent (3%) greater than the "prime lending rate" then in effect in The Wall Street Journal, or the highest rate permitted by law, whichever may be less; with it being the express intent of the parties that nothing herein contained shall be construed or implemented in such a manner as to allow Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Such payment and interest shall constitute Additional Rent hereunder due and payable with the next monthly installment of Rent; but the making of such payment or the taking of such action by Landlord shall not operate to cure such default or to stop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled.

        (e) Late Payment. If Tenant fails to pay any installment of Rent on or before the first (1st) day of the calendar month when such installment becomes due and payable, Tenant shall pay to Landlord a late charge of five percent (5%) of the amount of such installment, and, in addition, such unpaid installment shall bear interest at the rate per annum which is three percent (3%) greater than the "prime lending rate" then in effect in The Wall Street Journal, or the highest rate permitted by law, whichever may be less; with it being the express intent of the parties that nothing herein contained shall be construed or implemented in such manner as to allow Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Such late charge and interest shall constitute Additional Rent hereunder due and payable with the next monthly installment of Rent due, or if payments have been accelerated pursuant to this Article 14, due and payable immediately.

        (f) Lien on Personal Property. - INTENTIONALLY OMITTED.

                                   ARTICLE XV
                          LANDLORD'S ACCESS TO PREMISES

15.1    LANDLORD'S RIGHT OF ACCESS

        Landlord and its agents, contractors, and employees shall have the right to enter the Premises at all reasonable hours upon reasonable advance notice or any time in case of emergency, for the purpose of inspecting or of making repairs or alterations, to the Premises or the Building or additions to the Building, and Landlord shall also have the right to make access available at all reasonable hours to prospective or existing mortgagees or purchasers of any part of the Building.

        For a period commencing six (6) months prior to the expiration of the Lease Term, Landlord may have reasonable access to the Premises at all reasonable hours for the purpose of exhibiting the same to prospective tenants. Landlord shall use its best efforts to minimize any interference with Tenant's conduct of business at the Premises during such entry.

                                   ARTICLE XVI

16.1    SUBORDINATION

        Upon the written request of Landlord, Tenant shall enter into a recordable agreement in form reasonably acceptable to Tenant with the holder of any present or future mortgage of the Premises, Building or Lot which shall provide that (i) this Lease shall be subordinated to such mortgage, (ii) in the event of foreclosure of said mortgage or any other action thereunder by the mortgagee, the mortgagee (and its successors in interest) and Tenant shall be directly bound to each other to perform the respective undischarged obligations of Landlord and Tenant hereunder (in the case of Landlord accruing after such foreclosure or other action and in the case of Tenant whether accruing before or after such foreclosure or other action), (iii) this Lease shall continue in full force and effect, and (iv) Tenant's rights hereunder shall not be disturbed, except as in this Lease provided. The word "mortgage" as used herein includes mortgages, deeds of trust and all similar instruments, all modifications, extensions, renewals and replacements thereof, and any and all assignments of the Landlord's interest in this Lease given as collateral security for any obligation of Landlord.

        Upon thirty (30) days prior written notice from Tenant, Landlord shall obtain a Non-Disturbance Agreement in form reasonably satisfactory to Tenant from Landlord's existing mortgagee and shall use its best efforts to obtain the same from any future mortgagee or other lienholder.


16.2    MODIFICATIONS

        In the event that any holder or prospective holder of any mortgage, as hereinbefore defined, which includes the Premises as part of the mortgaged Premises, shall request any modification of any of the provisions of this Lease, other than a provision directly related to the Rent, Additional Rent or other sums payable hereunder, the duration of the terms hereof, or the size, use or location of the Premises, Tenant agrees that Tenant will enter into a written agreement in recordable form with such holder or prospective holder which shall effect such modification and provide that such modification shall become effective and binding upon Tenant and shall have the same force and effect as an amendment to this Lease in the event of foreclosure or other similar action taken by such holder or prospective holder or by anyone claiming by, through or under such holder or prospective holder and provided such modification does not impose any additional obligation upon Tenant, lessen the obligations of Landlord or otherwise affect or impair Tenant's use and enjoyment of the Premises as set forth in this Lease.

                                  ARTICLE XVII
                            MISCELLANEOUS PROVISIONS

17.1    CAPTIONS

        The captions throughout this Lease are for convenience or reference only and shall in no way be held or deemed to define, limit, explain, describe, modify, or add to the interpretation, construction, or meaning of any provision of this Lease.

17.2    BROKERAGE

        Other than Trammell Crow Company, Tenant and Landlord warrant that there are no claims for broker's commission or finder's fees in connection with its execution of this Lease or the tenancy hereby created and each party agrees to indemnify and save the other harmless from any liability that may arise from such claim, including reasonable attorneys fees.

17.3    HOLDOVER

        If Tenant remains in the Premises after the termination of this Lease, by its own terms or for any other reason, such holding over shall not be deemed to create any tenancy, but Tenant shall be a tenant at sufferance only, at a daily rate equal to one and one/half of the Rent applicable immediately prior to such termination plus the then applicable Additional Rent and other charges under this Lease. Tenant shall also pay to Landlord all damages sustained by Landlord by reason of any such holding over, provided however, Tenant shall not be liable for any consequential damages. Otherwise, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable.

        Notwithstanding the foregoing, in the event Landlord gives Tenant written notice of a third party tenant for the Premises after the termination date of this Lease, and Tenant remains in the Premises thirty (30) days from the date of said notice by Landlord, Tenant shall be liable to Landlord for any and all consequential damages sustained by Landlord.

17.4    COUNTERPARTS

        This Lease is executed in any number of counterparts, each copy of which is identical, and any one of which shall be deemed to be complete in itself and may be introduced in evidence or used for any purpose without the production of the other copies.

17.5    CONSTRUCTION AND GRAMMATICAL USAGE

        This Lease shall be governed, construed and interpreted in accordance with the laws of The Commonwealth of Massachusetts, and Tenant agrees to submit to the personal jurisdiction of any court (federal or state) in said Commonwealth for any dispute, claim or proceeding arising out of or relating to this Lease. In construing this Lease, feminine or neuter pronouns shall be substituted for those masculine in form and vice versa, and plural terms shall be substituted for singular and singular for plural in any place in which the context so admits or requires. If there be more than one party tenant, the covenants of Tenant shall be the joint and several obligations of each such party and, if Tenant is a partnership, the covenants of Tenant shall be the joint and several obligations of each of the partners and the obligations of the firm.

17.6    ENFORCEMENT EXPENSES

        Unless prohibited by applicable law, each party agrees to pay to the other party the amount of all reasonable fees and expenses (including, without limitation, reasonable attorneys' fees and costs) incurred by such party arising out of or resulting from any act or omission by the other party with respect to this Lease or the Premises, including without limitation, any breach by the other party of its obligations hereunder, irrespective of whether the other party resorts to litigation as a result thereof, provided if there is litigation, the party seeking such reimbursement is the prevailing party.

17.7    NO SURRENDER

        The delivery of keys to any employee of Landlord or to Landlord's agents or employees shall not operate as a termination of this Lease or a surrender of the Premises.

17.8    COVENANT OF QUIET ENJOYMENT

        Subject to the terms and provisions of this Lease and on payment of the Rent, Additional Rent, and other sums due hereunder and compliance with all of the terms and provisions of this Lease, Tenant shall lawfully, peaceably, and quietly have, hold, occupy, and enjoy the Premises during the term hereof, without hindrance or ejection by Landlord or by any persons claiming under Landlord; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

17.9    NO PERSONAL LIABILITY OF LANDLORD

        It is specifically agreed that the obligations of Landlord under this Lease do not constitute personal obligations of Landlord and that Tenant shall not seek recourse against the personal assets of Landlord for satisfaction of any liability with respect to this Lease.

17.10   NOTICES

        Any notice or consent required to be given by or on behalf of either party to the other shall be in writing and shall be given by mailing such notice or consent as set forth in Article 1.2 of this Lease, addressed, if to Landlord, at the address set forth in Article 1.2 of this Lease, and, if to Tenant, at the address as set forth in Article 1.2 of this Lease, or at such other address as may be specified from time to time in writing sent to the other party by like notice.

        Whenever, by the terms of this Lease, notice shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be delivered by hand or sent by registered or certified mail, return receipt requested, postage prepaid or by so-called "express" mail (such as Federal Express or U.S. Postal Service Express Mail), and shall be deemed effective when actually received or refused by the intended party.

17.11   FINANCIAL INFORMATION

        It is hereby understood and agreed that Tenant will supply to Landlord, upon Landlord's written request, within fifteen (15) days of such request, a copy of Tenant's audited financial statement(s), if available, otherwise a copy of Tenant's certified financial statement(s) for the most recent annual and quarterly period, all of which shall be true, accurate and complete in all material respects. Any information obtained by Landlord pursuant to the provisions of this Paragraph shall be treated as confidential, except that Landlord may disclose such information to its lenders.

17.12   RULES AND REGULATIONS

        Tenant will observe and comply with the Rules and Regulations as described on Exhibit D attached hereto and made a part hereof, including revisions and additions as Landlord may from time to time institute, and uniformly applied and enforced in a non-discriminatory manner, except where different circumstances justify different treatment.

17.13   RIGHT TO MOVE - INTENTIONALLY OMITTED.

17.14   ESTOPPEL CERTIFICATES.

        Landlord and Tenant both agree on the Phase I Premises Term Commencement Date, and from time to time thereafter, upon not less than fifteen (15) business days' prior written request by either party to execute, acknowledge and deliver to the other party a statement in writing, certifying that this Lease is unmodified and in full force and effect, that such party has no defenses, offsets or counterclaims against its obligations to pay rent and other charges required under this Lease and to perform its other covenants under this Lease and that there are no uncured defaults of Landlord or Tenant under this Lease (or, if there have been any modifications, that this Lease is in full force and effect, as modified, and stating the modifications, and, if there are any defenses, offsets, counterclaims or defaults, setting them forth in reasonable detail), and the dates to which the Rent and other charges have been paid. Any such statement delivered pursuant to this Section 17.14 may be relied upon by any prospective purchaser or mortgagee of the property which includes the Premises or any prospective assignee of any such mortgagee.

17.15   SECURITY DEPOSIT

        Within thirty (30) calendar days of Lease execution by Tenant, Tenant shall deposit with Landlord an unconditional Letter of Credit, in the amount of $1,000,000.00 Dollars, issued by a commercial bank reasonably satisfactory to Landlord, a copy of which is attached hereto as Exhibit E, as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. It is agreed that in the event there exists an Event of Default by Tenant in respect of any of the terms, provisions and conditions of this Lease, Landlord may draw upon and use, apply or retain the whole or any part of the proceeds so drawn of the unconditional Letter of Credit to the extent required for payment of any Rent, including Section 14.1(b), subsection
(iv), or any other sum as to which there is an Event of Default by Tenant or for any sum which Landlord may expend or may be required to expend by reason of Tenant's Event of Default in respect of any of the terms, covenants and conditions of this Lease, including but not limited to any damage or deficiency accrued before or after summary proceedings or other reentry by Landlord, including the costs of such proceeding or reentry and further including, without limitation, reasonably attorney's fees. It is agreed that Landlord shall always have the right to draw upon and apply the unconditional Letter of Credit, or any part thereof, as aforesaid, without notice and without prejudice to any other remedy or remedies which Landlord may have, or Landlord may pursue any other such remedy or remedies in lieu of drawing upon and applying the unconditional Letter of Credit or any part thereof. If Landlord shall draw upon and use, apply or retain the unconditional Letter of Credit in whole or in part and the Lease continues or Tenant's occupancy continues in the Premises, Tenant shall within ten (10) days after written notice from the Landlord make such further or other deposit of monies or amended unconditional Letter of Credit in form and substance reasonably satisfactory to Landlord as may be necessary to bring the balance of the unconditional Letter of Credit to $1,000,000.00. Failure on Tenant's part to replace or renew the unconditional Letter of Credit shall constitute an Event of Default under the Lease.

        If the unconditional Letter of Credit is not extended at any one (1) year anniversary thereof, Landlord shall have the right to draw on such unconditional Letter of Credit if a substitute unconditional Letter of Credit meeting the requirements of this Section 17.15 is not provided not later than fifteen (15) days prior to the expiration of the then effective Letter of Credit.

17.16   SIGNAGE

        (1) Landlord shall provide Tenant signage in the park entrance sign located at the entrance to the property. Such signage shall be in conformance with the standard sign design criteria established by Landlord for Bolton Office Park and further subject to any zoning ordinances.

        (2) Landlord shall provide exterior ground signage at the entrance to the Building. Such signage shall be in conformance with the standard sign design criteria established by Landlord for the Building and further subject to any zoning ordinances.

        (3) Tenant shall have the right at its sole cost and expense with the prior written approval of Landlord and the Town of Bolton to install signage on the Building.

17.17   SELF-HELP

        In the event of any failure by Landlord to perform, fulfill or observe any agreement herein to be performed, fulfilled or observed or in the event of any breach by Landlord of any representation or warranty herein which continues for seven (7) days after notice to Landlord specifying such failure or breach and such failure or breach has not been waived by Tenant or its effect cured or cure thereof commenced and diligently and continuously prosecuted by Landlord at all times thereafter, Tenant may, at its election, cure such failure or breach and its effects for and on behalf of Landlord and any amount which Tenant shall reasonably expend for such purpose which shall otherwise be due on account thereof shall be paid by Landlord on demand. Pending final determination of the validity and amount of any claim by Tenant against Landlord, Tenant shall have the right to deduct and withhold any such amount so expended by or due Tenant, from any monthly installment or installments of Rent and charges from time to time becoming due under this Lease, to Landlord hereunder or otherwise, provided that in no event shall any such monthly deduction exceed twenty-five percent (25%) of any installment of Rent in effect from time to time.

        Pursuit of any of the above stated remedies by Tenant after such breach or failure by Landlord shall not preclude pursuit of any other remedies in this Lease or applicable law, nor shall pursuit of any remedy constitute a forfeiture or waiver of any payment due to Tenant. No waiver by Tenant of any violation or breach of any of the terms, provisions, and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Forbearance by Tenant to enforce one or more of the remedies herein provided upon such breach or failure by Landlord shall not be deemed or construed to constitute a waiver of any other violation or default. Notwithstanding the foregoing, Landlord shall not be responsible for any consequential, indirect, speculative or punitive damages of Tenant.

17.18   LANDLORD'S TITLE WARRANTIES

        Landlord hereby warrants and represents to Tenant that (i) Landlord is the record owner of the Lot and the Building in fee simple absolute, (ii) that Landlord and each person executing this Lease on behalf of Landlord (or in any representative capacity) have full right and lawful authority to execute this Lease, and (iii) there are not instruments, liens, encumbrances or other leases that would effect Tenant's use or occupancy of the Premises in accordance with the terms and conditions of this Lease.

17.19   RECORDING

        Tenant agrees not to record this Lease, but each party hereto agrees , on the request of the other, to execute a recordable notice of lease in form attached hereto as Exhibit F, complying with applicable laws contemporaneously with the execution of this Lease. In no event shall such document set forth the rental or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease. Any recording costs associated with the short form of lease shall be paid by the party requesting recordation. Upon the expiration of this Lease in accordance with its terms, or in the event of an Event of Default and termination of this Lease by Landlord, Landlord may, unilaterally and without Tenant's consent, record a notice of termination of the Lease with the Worcester County Register of Deeds, Worcester, Massachusetts (the "Termination "). Landlord and Tenant agree that (i) the fact that the Termination has been recorded by Landlord shall not deemed an admission by Tenant that is has agreed to a termination of this Lease or otherwise work as an estoppel by Tenant as to its rights under this Lease, and (ii) in the event of a dispute between Landlord and Tenant, the relative rights and remedies of Landlord and Tenant with respect to the Premises shall be determined by a court of competent jurisdiction without reference to Landlord's recording of the Termination. Tenant agrees to re-execute and deliver a termination in recordable form to Landlord at any time and from time to time after the valid termination of this Lease in accordance with its terms. The terms of this paragraph shall survive termination of the Lease.

17.20   WHEN LEASE BECOMES BINDING

        Employees or agents of Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this Lease for examination and negotiation does not constitute an offer to lease, a reservation of, or option for the Premises and shall vest no right in any party. Tenant or anyone claiming under or through Tenant shall have the rights to the Premises as set forth herein and this Lease becomes effective as a Lease only upon execution, acknowledgment and delivery thereof by Landlord and Tenant, regardless of any written or verbal representation of any agent, manager or employee of Landlord to the contrary.

17.21   MISCELLANEOUS

        Each party hereto has reviewed and revised (or requested revisions of) this Lease, and therefore any usual rules of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Lease or any exhibits hereto.

17.22   ENTIRE AGREEMENT

        This Lease and the exhibits and any rider attached hereto, set forth all the covenants, promises, agreements conditions, representations and understandings between Landlord and Tenant concerning the Premises and there are no covenants, promises, agreements, conditions, representations or understandings, either oral or written between them other than those herein set forth and this Lease expressly supersedes any proposals or other written documents relating hereto. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord and Tenant unless reduced to writing and signed by them. Tenant agrees that Landlord and its agents have made no representations or promises with respect to the Premises, or the Building of which the Premises are a part, or the Lot, except as herein expressly set forth.

        IN WITNESS WHEREOF, the parties hereto have executed this instrument under seal as of the date set forth in Section 1.2, above.

                               LANDLORD:  Thomas J. Flatley d/b/a
                                          The Flatley Company
/s/  Joseph Gentile
--------------------------                /s/ Thomas J. Flatley
WITNESS                                   By: Thomas J. Flatley
                                          Its: President


                               TENANT:    Giganet, Inc.
/s/ L. Thomas Van huben
--------------------------                /s/ Cornelius Ferris
WITNESS                                   By: Cornelius Ferris
                                          Its: President & CEO

                                          Duly Authorized


COMMONWEALTH OF MASSACHUSETTS )
                              ) SS.
COUNTY OF NORFOLK             )

                                                      __________________ , 2000.

        Then personally appeared Thomas J. Flatley to me known to be the individual who acknowledged himself to be the President of The Flatley Company, Landlord, and that he, as such, being authorized to do so, executed the foregoing instrument and acknowledged the execution thereof to be his free act and deed for the purposes therein contained.

IN WITNESS WHEREOF, I hereunto set my hand and official seal at Norfolk County, Braintree, Massachusetts, this ___ day of _________ , 2000.


                                  Notary Public
                                                          My commission expires:

STATE OF _____________________ )
                               )  SS.
COUNTY OF ____________________ )


                                                      __________________ , 2000.

        Then personally appeared ______________________________ to me known to be the individual who acknowledged himself/herself to be the ___________________________ of Giganet, Inc., Tenant, and that he/she, as such, being authorized to do so, executed the foregoing instrument and acknowledged the execution thereof to be his/she free act and deed for the purposes therein contained.

IN WITNESS WHEREOF, I hereunto set my hand and official seal at __________ County, ________ , _________ , this ________ day of ________ , 2000.


                                                        ________________________
                                                        Notary Public
                                                        My commission expires:


                                    EXHIBIT A

                                   Floor Plans

                                    EXHIBIT B
                          Tenant's Construction Option
                       Attached to and made part of Lease
                       dated as of ________________, 2000
                                     between
                   Thomas J. Flatley d/b/a The Flatley Company
                                       and
                                  Giganet, Inc.

                                    EXHIBIT B
                                 Landlord's Work
                       Attached to and made part of Lease
                       dated as of ________________, 2000
                                     between
                   Thomas J. Flatley d/b/a The Flatley Company
                                       and
                                  Giganet, Inc.

A. Substantial Completion. For the purposes hereof, the Landlord's Work shall be deemed to be substantially complete on the date that (i) Landlord's Work, as defined in Paragraph B hereof, has been completed to the extent that only minor details of construction (so-called "punch list" items) and minor mechanical adjustments remain to be done in the Premises, or such other items remain to be done in the Premises that will not materially interfere with Tenant's Work or use of the Premises; (ii) Tenant has received the project architect's certificate of substantial completion of the Premises in accordance with clause
(i) of this Paragraph; and (iii) the town of Bolton has issued a Certificate of Occupancy for the Phase I Premises or the Phase II Premises, as the case may be.

B. Landlord's Work. For the purpose of determining Substantial Completion, "Landlord's Work" shall be defined as all work shown on the Plans, as defined in Paragraph D hereof and Section 3.2 of this Lease, but shall not include special work (i.e., long-lead items) and any items of work which are delayed by the performance of special work, or changes made by Tenant after the Plans have been approved by Landlord and Tenant.

The plans shall include the following items of Landlord's Work: All items set forth in

(i) The scope of work as listed on Exhibit "A".

C. Payment for Work. Landlord shall pay for all costs of Landlord's Work (except as set forth below).

1. If (A) Tenant makes any changes after the Plans have been approved by Landlord and Tenant, and (b) the cost of Landlord's Work will be increased thereby, then Tenant shall pay to Landlord within ten (10) days of demand (the "Due Date") the increase in the cost of Landlord's Work resulting from the applicable change ("Tenant Costs"). Tenant Costs shall include overhead and profit to the Landlord in an amount not exceeding 8% of such Tenant Costs.

2. Landlord shall not be required to expend in excess of $10.00 per square foot of the Premises, for a total of $506,000.00 ("Maximum Contribution") for Landlord's Work including, without limitation, all plans, specifications and permits, and overhead and profit to Landlord of up to 8%. Tenant shall pay the cost of Landlord's Work in excess of the Maximum Contribution upon demand and Landlord will require payment of the estimated excess (subject to adjustment during and upon completion of Landlord's Work) prior to the commencement of Landlord's Work.

D. Performance of Work. Landlord agrees to use commercially reasonable efforts to substantially complete Landlord's Work on or before the Term Commencement Date (the "Anticipated Completion Date"). If Tenant (i) fails or omits to supply additional information which may be requested, including, without limitation, the Tenant Information, or fails to approve requests for change orders or in giving authorizations or materially interferes with the performance of Landlord's Work for any phase in the exercise of its rights pursuant to Paragraph F hereof, or (ii) changes the scope of Landlord's Work or requests change orders which because of the process for approval therefor or the additional time to perform the work or obtain the materials delay the performance of Landlord's Work ((i) and (ii) collectively, "Tenant Delays"), then the Phase I Premises Rent Commencement Date or the Phase II Premises Rent Commencement Date, as the case may be, shall be deemed to have occurred as of the date the Rent Commencement Date would have occurred in accordance with the terms hereof, but for such Tenant Delays, even if the Premises are not, in fact, actually ready for Tenant's occupancy.

E. Landlord's Certificate. Landlord's architect's certificate of substantial completion, given in good faith, or of any other facts pertinent to this Exhibit "B" shall be deemed conclusive of the statements therein contained and binding upon Tenant.

F. Tenant's Work. Tenant shall contract with cabling and wiring contractors to install cable and wiring and other specialty trades, provided Tenant's contractors shall cooperate and coordinate their work with the general contractor for Landlord's Work (which schedule shall be as set by said general contractor), and shall comply with reasonable, non-discriminatory rules and regulations, in an "open-shop" capacity. All tenant contractors shall be subject to the supervision and authority of Landlord's job superintendent.

G. Tenant's Contractors. In the event that Tenant engages any separate contractors in the initial construction of the Premises, including, without limitation, for the purposes of performing the work described in Paragraph F above, Tenant and Tenant's contractors shall cooperate in all ways with Landlord's contractors to avoid any delay to the work being performed by Landlord's contractors or conflict in any other way with the performance of such work, or any damages which might occur to any work or materials to be installed by Landlord's Contractors in the Premises.

H. Acceptance of Work. Tenant shall be conclusively deemed to have agreed that Landlord has performed all of its obligations under this Exhibit "B" unless not later than thirty

(30) days after the date on which Landlord's Work is substantially complete and the Premises are delivered to Tenant, Tenant shall give Landlord written notice specifying the respects in which Landlord has not performed any such obligation. Notwithstanding the foregoing, Landlord guarantees that Landlord's Work shall be free from defects for a period of twelve (12) months from the Phase I Premises Term Commencement Date and Phase II Premises Term Commencement Date, as the case may be. Landlord shall complete as soon as conditions permit, but in no event later than thirty (30) days after Tenant's occupancy, all "punch list" items and Tenant shall afford Landlord access to the Premises for such purposes.

I. Rights and Remedies. Landlord shall have the same rights and remedies which Landlord has upon the nonpayment of Base Rent and Additional Rent due under this Lease for nonpayment of any amounts which Tenant is required to pay to Landlord or Landlord's contractor in connection with the construction and initial preparation of the Premises (including, without limitation, any amounts which Tenant is required to pay in accordance with this Exhibit "B" hereof) or in connection with any construction in the Premises performed for Tenant by Landlord, Landlord's contractor or any other person, firm or entity after the Phase I Premises Term Commencement Date.

                                   EXHIBIT C-1

                                PHASE I PREMISES
                        TERM COMMENCEMENT DATE AGREEMENT


To be attached to and made a part of that certain Lease Agreement dated _____________________, 2000 by and between Thomas J. Flatley d/b/a The Flatley Company, as Landlord, and Giganet, Inc., as Tenant.

Relative to the Premises located on the _________________________________, and more specifically referred to in the above-mentioned Lease, our records indicate the following pertinent information with regard to same:


             Occupancy Date:

     Term Commencement Date:

          Actual Term Dates:

     Rent Commencement Date:


If you concur with the above, please acknowledge by signature below, retaining one (l) copy of this Agreement for your files and returning the other to my attention, at your earliest possible convenience.

TERM COMMENCEMENT DATE AGREEMENT
PAGE TWO


Should this Term Commencement Date Agreement not be executed and returned to Landlord within thirty (30) days of its receipt by Tenant, said dates as specified herein shall hereby be deemed assented to by the Tenant.

Sincerely yours,




Lease Administration
COMMERCIAL/INDUSTRIAL DIVISIONS




cc:

CERTIFIED MAIL - RETURN RECEIPT REQUESTED
P


        The foregoing is hereby acknowledged and agreed.



TENANT:                                      Giganet, Inc.



---------------------                        -----------------------------
WITNESS                                      By:
                                             Its:

                                             Duly Authorized

                                   EXHIBIT C-2

                                PHASE II PREMISES
                        TERM COMMENCEMENT DATE AGREEMENT


To be attached to and made a part of that certain Lease Agreement dated _____________________, 2000 by and between Thomas J. Flatley d/b/a The Flatley Company, as Landlord, and Giganet, Inc., as Tenant.

Relative to the Premises located on the _________________________________, and more specifically referred to in the above-mentioned Lease, our records indicate the following pertinent information with regard to same:


             Occupancy Date:

     Term Commencement Date:

          Actual Term Dates:

     Rent Commencement Date:


If you concur with the above, please acknowledge by signature below, retaining one (l) copy of this Agreement for your files and returning the other to my attention, at your earliest possible convenience.

TERM COMMENCEMENT DATE AGREEMENT
PAGE TWO


Should this Term Commencement Date Agreement not be executed and returned to Landlord within thirty (30) days of its receipt by Tenant, said dates as specified herein shall hereby be deemed assented to by the Tenant.

Sincerely yours,




Lease Administration
COMMERCIAL/INDUSTRIAL DIVISIONS




cc:

CERTIFIED MAIL - RETURN RECEIPT REQUESTED
P


        The foregoing is hereby acknowledged and agreed.



TENANT:                                      Giganet, Inc.


---------------------                        -----------------------------
WITNESS                                      By:
                                             Its:

                                             Duly Authorized

                                    EXHIBIT D

                              RULES AND REGULATIONS

l. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors and halls shall not be obstructed or encumbered by any Tenant, nor shall they be used for any purpose other than ingress and egress to and from the Premises. Landlord shall keep the sidewalks and curbs directly in front of said Premises, clean and free from ice and snow.

2. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of the Landlord. No curtains, blinds, shades or screens shall be attached to, hung in, or used in connection with, any window or door of the Premises, without the prior written consent of the Landlord. Any such awnings, projections, curtains, blinds, shades, screens or other fixtures used by Tenant (if given the prior written consent of the Landlord for such use), shall be of a quality, type, design and color, attached in a manner approved by the Landlord.

3. A building directory will be maintained in the main lobby of the building at the expense of the Landlord and the number of such listings shall be at the sole discretion of the Landlord. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside or inside of the Premises or building, without the prior written consent of the Landlord. In the event of violation of the foregoing by any Tenant, Landlord may remove same without any liability and may charge the expense incurred by such removal to any Tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant, at Tenant's expense and shall be of a size, color and style acceptable to the Landlord.

4. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the building shall not be covered or obstructed by any Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

5. No show cases or other articles shall be put in front of, or affixed to any part of the exterior of the building, nor placed in the halls, corridors, vestibules or fire escapes, without the prior written consent of the Landlord.

6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuses of the fixtures shall be borne by the Tenant who, or whose servants, employees, agents, visitors, or licensees, shall have caused same.

7. No Tenant shall mark, paint, drill into, or in any way deface any part of the Premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as the Landlord may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in contact with the floor of the Premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

8. No bicycles, vehicles or animals of any kind shall be brought in or kept about the Premises, and no cooking shall be done or permitted by Tenant on said Premises. No Tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

9. No space in the building, except as provided in individual Leases, shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods or property of any kind at auction.

10. No Tenant shall make, or permit to be made, any unsettling or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises' or those having business with them, whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. No Tenant shall throw anything out of doors, windows, skylights or down the passageways.

11. No Tenant, nor any of Tenant's servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the Premises any flammable, combustible or explosive fluid, chemical and substance.

12. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or the mechanism thereof. Each Tenant must, upon the termination of his tenancy, return to the Landlord, all keys for stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys so furnished, such Tenant shall pay the Landlord the cost thereof.

13. All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours which the Landlord or its agents may determine from time to time. The Landlord reserves the right to inspect all freight to be brought into the building and to exclude from the building, all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

14. No Tenant shall occupy or permit any portion of the Premises leased to him to be occupied for the possession, storage, manufacture or sale of liquor, narcotics, or as a barber or manicure shop.

15. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord's opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising. Tenant shall not use the name of the building or its owner in any advertising without the express written consent of the Landlord.

16. No Tenant shall install or permit the installation or use of any machines dispensing goods for sale, including without limitation, foods, beverages, cigarettes or cigars. No food or beverage shall be carried in the public halls and elevators of the buildings, except in closed containers.

17. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

18. Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same by notifying the Landlord. Landlord reserves the right to inspect any parcel or package being removed from the building by Tenant, its employees, representatives and business invitees.

19. There shall not be used in any space or in the public halls of any building, either by a Tenant or by jobbers or others in the delivery of or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

                                    EXHIBIT E

                                LETTER OF CREDIT